Filed Pursuant to Rule 424(b)(3)
File No. 333-193350
File No. 333-191842
Preliminary Prospectus Supplement
(to Prospectus dated January 30, 2014)

The information in this preliminary prospectus supplement and the accompanying prospectus are not complete and may change.    This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 30, 2014

TOP IMAGE SYSTEMS LTD.

ORDINARY SHARES

This is a public offering of ordinary shares of Top Image Systems Ltd.  This prospectus supplement relates to the offering and sale of our ordinary shares by us and may relate to the offering and sale by certain of our shareholders.  See “Selling Shareholders.” The shares are comprised of:

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               of our ordinary shares to be sold by us in an underwritten offering, with an aggregate offering price of $        based on a per share offering price of $       , which will result in net proceeds to us, before expenses, of $       assuming that the underwriters do not exercise their option to purchase additional shares described below; and

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may include               of our ordinary shares to be sold by the selling shareholders described herein, with an aggregate offering price of $     , based on a per share offering price of $     , which will result in net proceeds to the selling shareholders, before expenses, of $           , assuming that the underwriters do not exercise their option to purchase additional shares described below.

This offering will be conducted through underwriters. We and the underwriters, upon our mutual agreement, will determine whether to include selling shareholder shares in the offering up to the maximum number of shares indicated above See the “Underwriting” and “About this Prospectus Supplement” sections for more information.

Our ordinary shares are currently listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “TISA” and on the Tel Aviv Stock Exchange, or TASE, under the symbol “TISA-L.”  On January 29, 2014, the closing price of our ordinary shares on the NASDAQ was $5.50 per share, and on the TASE was New Israeli Shekel, or NIS 20.99 per share. Delivery of the ordinary shares is expected to be made on or about                     , 2014.            has granted the underwriters an option for a period of 30 days to purchase an additional              ordinary shares, solely to cover over-allotments.

If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by           will be $        , and the total proceeds to         , before expenses, will be $            .

An investment in our ordinary shares is speculative and involves a high degree of risk.  See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January   , 2014.

Sole Book-Running Manager

Canaccord Genuity

Co-Managers

Roth Capital Partners	The Benchmark Company

We have not authorized anyone to provide you with information or make any representation other than the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.   This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, and this prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy under circumstances and in jurisdictions where it is unlawful to do so.  You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is accurate or complete as of any date, other than the date of the applicable document.  Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This is a combined prospectus pursuant to Rule 429 promulgated under the Securities Act of 1933 and is :

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a prospectus supplement which is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, which became effective on December 4, 2013 with respect to our proposed sale of         of our ordinary shares; and

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may constitute a prospectus supplement which is part of a registration statement on Form F-3 that we filed with the SEC on January 14, 2014 (and which has not yet been declared effective) with respect to the possible proposed sale by the selling shareholders named herein of up to          of our ordinary shares.

 You should read both this prospectus supplement, especially the information discussed under “Risk Factors,” and the accompanying prospectus together with the information described in this prospectus in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

To the extent that any statement made in this prospectus supplement conflicts with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus.

The rules of the SEC allow a company to incorporate by reference certain information into this prospectus supplement.  See “Incorporation of Certain Information by Reference” for a description of the documents from which information is incorporated, and where you can get a copy of such documents.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “TIS,” “Top Image Systems” or the “Company” refers to Top Image Systems Ltd. and its subsidiaries.

References to “$,” “U.S. $,” or “dollars” are to U.S. dollars, unless otherwise indicated. Except as otherwise indicated, financial statements of, and financial information regarding, TIS are presented in U.S. dollars.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts and that reflect our expectations, beliefs, projections, future plans and strategies, anticipated events or trends.  For example, statements related to our future financial condition or results of operations, management’s strategies and objectives and expected market growth are forward-looking statements.  Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “predicts,” “anticipates,” or “potential” and similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to:

•	fluctuations in the market price of our ordinary shares;

•	the possibility that our ordinary shares could be delisted from NASDAQ or the TASE;

•	potential dilution to the holders of our ordinary shares as a result of future issuances of our securities;

•	quarterly fluctuations in our results of operations;

•	our level of indebtedness and ability to make debt payments;

•	unstable conditions in the global economy and capital markets;

•	future acquisitions that could require significant resources or result in unanticipated adverse consequences;

•	competitive pressures in the data capture and automatic form processing markets;

•	the success of our strategic marketing relationships;

•	our ability to continue technological innovation and successful commercial introduction of new products;

•	our history of losses and the potential for future losses;

•	our ability to protect intellectual property and other proprietary information;

•	political or financial instability in the countries where we do business;

•	exposure to currency fluctuations; and

•	other risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

The risks included in this section are not exhaustive.  You should carefully consider the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and reports filed with or furnished to SEC, which include additional factors that could impact our business and financial performance, before making any investment decision with respect to our securities.  If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition and results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment in our ordinary shares.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based on our current plans, estimates and projections, and, therefore, you should not place undue reliance on them as a prediction of future results. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.  This summary is not complete and may not contain all of the information that is important to you.  You should carefully read this prospectus supplement, including the information in the section entitled “Risk Factors,” the accompanying prospectus and the information we incorporate by reference in their entirety.

Top Image Systems

We develop and market automated data capture solutions for managing and validating content gathered from customers, trading partners and employees.  Whether originating from electronic, paper, mobile or other sources, our solutions deliver digital content to the applications that drive an enterprise by using advanced technologies including wireless communications, servers, form processing and information recognition systems.  Our software improves business processes by integrating different types of data from multiple sources.  Our products integrate information regardless of the source and format of the data, whether structured, as in the case of application forms or surveys, or semi-structured, such as invoices, purchase orders, checks, freight and shipping bills and others.  Our solutions seamlessly deliver the extracted data to applications such as document and content management, enterprise resource planning, or customer relationship management.  Our solutions minimize the need for manual data entry by automatically reading, identifying, interpreting and processing information, thereby increasing data capture accuracy and the rate of information processing.  The platform solution we offer replaces traditional means of extracting information from paper-based documents and integrates multiple information sources into a single enterprise-level solution that increases speed and efficiency.

Products

Our product offering is based on our eFLOW® flagship platform, which is an among industry-leading document and content capture and workflow platform that empowers a wide variety of solutions, the top five of which we focus on today: Accounts Payable (AP) Automation, Digital Mailroom, e-Government, eFLOW® for Banks and TIS Mobile Capture & Payment Solutions.

eFLOW® Document and Content Capture and Workflow Platform

eFLOW® is our advanced proprietary platform that leverages our 20 years of experience. Large and mid-sized enterprises across the globe benefit from this expertise and deploy eFLOW® end-to-end solutions to collect information from different types of inbound documents and process them to provide actionable data delivered to their ERP, CRM and workflow systems.

eFLOW® is a modular solution based on one platform. Each module has been customized to tackle different business challenges using one uniform underlying technology and infrastructure. Companies can target their most urgent problems and then expand the solution through their enterprise as required module by module. Businesses benefit from streamlined processes across the company and a consistent look and feel. eFLOW® is a scalable solution that can grow with the customer’s business.

The eFLOW® technology includes mechanisms and engines that allow it to continuously achieve very high recognition rates for complex of documents. eFLOW® captures all incoming information at the gateway to the business – from structured, semi-structured, and unstructured document formats, and from - paper, fax, email and other digital files,  mobile devices and more. Both printed and handwritten content is processed using our powerful OCR software functionality. Information from documents is automatically extracted, classified and verified, and fed to other enterprise systems for further action.

Our R&D group constantly improves the eFLOW® technology, its algorithms and architecture in order to maintain its industry-leading intelligent capture and recognition of complex documents. In 2012 eFLOW® was recognized by Forrester Research as one of the top five multichannel capture solutions, being the only solution to score 5 out of 5 in both "Intelligent Data Capture" and OCR Support.

eFLOW® INVOICE for Accounts Payable (AP) Automation

Accounts Payable, or AP, automation is a need shared by almost every large and mid-sized enterprise which receives numerous invoices every day as part of their standard business activities. eFLOW® INVOICE automates and streamlines the process of handling invoices in an organization, and interfaces with the customer’s ERP system.

In 2012, Top Image Systems augmented the eFLOW® INVOICE solution by adding functionality for e-Invoice processing, incorporating other aspects of the invoice processing function, enabling seamless process automation,   approval workflow and interface to ERP for payment.

eFLOW® DMR - Intelligent Digital Mailroom

eFLOW® DMR - Digital Mailroom enables an enterprise to collect all inbound information on one platform and combine it into a single electronic data capture workflow. The incoming content is captured, classified, prioritized and accurately routed without delay to all destinations across the organization. This process results in improved efficiency and customer service, better relationships with suppliers and business partners, as well as reduced errors and associated costs.

In 2012, eFLOW® DMR strengthened its artificial intelligence algorithms, enabling it to recognize incoming documents in complete context related to other materials, and allowing faster and more accurate recognition and classification.  We also enhanced the system’s ability to generate automatic responses to incoming mail which facilitate immediate reaction to critical issues, improve responsiveness to customers and significantly save time and money by eliminating routine manual mail-related tasks.

eFLOW® e-Government & Forms Processing

We are among world leaders in processing population censuses and related projects in which governments need to collect and process high volumes of form-based data in very short timeframes. Related projects include election processing projects, social security, tax and other government form processing projects, as well as postal service projects in which various types of postal items are quickly scanned and processed for accurate and rapid tracking and delivery.

eFLOW® for Banks

The banking and financial industry has undergone an information technology revolution to enable its core banking systems to provide a satisfactory response to new and growing needs  stemming from competition, regulation and volatile global market conditions. However, the "outer envelope" framing typical banking business processes is still dependent on forms, paper documents, manual processes and cumbersome procedures which reduce efficiency and profitability, impair user experience and jeopardize customer satisfaction.  We fill the banking "envelope gap" with our eFLOW® for Banks.

The eFLOW® for Banks automates the numerous daily typical document-centric processes, including account opening, lockbox, loan origination and many more.  The eFLOW® for Banks enables banks to more easily implement various procedures and workflows, such as account initiation and administration involving the application of regulatory rules such as KYC (Know Your Customer) and Four-Eyes. Check clearing, lockbox, fraud detection and signature verification, credit card verification and many other document- based processes can be digitized and automated to significantly improve efficiency and customer satisfaction.

TIS Mobile Capture & Payment Solutions

We combine our technological knowledge in the area of recognizing and processing content with knowledge of a wide variety of existing mobile smart user devices to develop mobile capture apps and solutions that process content using mobile devices such as smartphones and tablets.

In 2012, we introduced our initial mobile capture and payment solution suite – MobiCHECK, MobiPAY, MobiFLOW and MobiCLOUD – officially introducing the solutions on the US market at the Remote Deposit Capture Summit 2012 in Florida in September and pursuing partnerships to resell the solutions.  We continue to enhance our mobile capture and payment solution offering to meet the rapidly expanding needs of this growing market.

Our mobile remote check deposit solution MobiCHECK allows banks to offer their customers a mobile check deposit solution which carries all the “brainpower” on the mobile device itself; users do not need to guess how and when to snap the image with the mobile phone camera – because the application does that automatically for them.

eFLOW® Industry Solutions

We provide innovative solutions to a range of vertical markets in both the private and public sectors.  With eFLOW® clients gain a remarkable improvement in business process efficiency while reducing their operating costs.  We have packaged eFLOW® in pre-configured solutions for various sectors.

We believe that our eFLOW® applications and solutions, which we  improved in 2012, provide proven value to all the industry markets above; we have been very active automating document-centric processes across various industry segments, including not only in the financial services sector (banking, insurance) but also in postal, transportation and logistics and retail and manufacturing.  In parallel we expend great efforts to build and support our partnerships with many large BPOs that base their document processing services on eFLOW® technology.

Principal Markets

We have significant operations in the United States, Israel, the United Kingdom, Germany and Singapore, and a small sales office in Japan.  Our U.S. branch is responsible for sales, marketing and support activities in the United States, Canada. In addition, we believe that significant opportunities exist in other countries of Western and Eastern Europe, South Africa and Australia.  We have several local sales and technical representatives in France, Spain, Italy, the Netherlands, Latin America, and Australia.  These representatives manage our sales, marketing and operational activity in their locations, providing integration and implementation services, as well as marketing support.

Corporate Information

We were incorporated in Israel in March of 1991.  Our principal executive offices are located in Israel at 2 Ben Gurion Street, Ramat Gan, 52573, and our telephone number is +972-3-767-9100.  Our website address is http://www.topimagesystems.com.  Information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

Sales by the Company	We are offering of our ordinary shares in an underwritten offering. See “Underwriting.”

Sales by the Selling Shareholders	The selling shareholders may offer of our ordinary shares in an underwritten offering. See “Underwriting.”
Offering Price Option to Purchase additional shares
$         per share.

                 has granted an option to the underwriters to purchase up to       additional ordinary shares at $   per share.  The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments, as more fully described herein.

Outstanding Shares prior to this Offering	12,177,545 shares outstanding as of January 28, 2014.
Outstanding Shares after giving effect to this Offering
Use of proceeds
We intend to use the net proceeds received in respect of our sale of                     ordinary shares for working capital, and other general corporate purposes, including expanding sales and marketing, research and development, and, possible acquisitions of, or business combinations with entities that involve, complementary technologies, businesses or products, although no such acquisitions are subject to any plan or arrangement or are being negotiated as of the date of this prospectus supplement.  Although we have spoken to various potential acquisition targets in the past, no understanding has been reached, and no portion of the net proceeds has been allocated for any specific acquisition.

We will receive no proceeds from sales of ordinary shares by the selling shareholders in the event that their shares are included in the offering.

NASDAQ symbol	“TISA”
TASE symbol	“TISA-L”
Risk factors
You should consider carefully risks that are described in the “Risk Factors” section of this prospectus supplement beginning on page S-7, the accompanying prospectus beginning on page 6 and the documents incorporated by reference herein and therein before investing in our securities.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk.  You should consider carefully the following risk factors and the risk factors set forth in the accompanying prospectus, as well as the other information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before you decide to purchase our ordinary shares. If any of the following risks, or risks and uncertainties not currently known to us or that we believe are immaterial, occur, it could have a material adverse effect on our business, financial condition, results of operations and prospects, the value of our ordinary shares could decline, and you could lose all or part of your investment in our ordinary shares.

Risks Related to Our Business

If we are unable to achieve and maintain a leading position and to build awareness of our brands, we may not be able to compete effectively against competitors with greater name recognition and our sales could be adversely affected.

If we are unable to economically achieve and maintain a leading position in data recognition software or to promote and maintain our brands, our business, results of operations and financial condition could suffer.  Development and awareness of our brands will depend largely on our success in increasing our customer base.  In order to attract and retain customers and to promote and maintain our brands in response to competitive pressures, we may be required to increase our marketing and advertising budget or increase our other sales expenses.  There can be no assurance that our efforts will be sufficient or that we will be successful in attracting and retaining customers or promoting our brands.  Failure in this regard could harm our business and results of operations.

Our capital requirements have historically been significant and we may not in the future be able to meet our requirements with our working capital.

Historically, our capital requirements have been significant. We may in the future require additional financing to fund our operations and capital requirements beyond our current resources, our cash flow from our operations or funding under our revolving line of credit.  In such event, we cannot assure you that additional financing will be available to us when needed, on commercially reasonable terms, or at all.  We have no expectation that our existing shareholders will provide any portion of our future financing requirements.  Any inability to obtain additional financing when needed would have a material adverse effect on us, requiring us to curtail our expansion efforts.  In addition, to the extent that we incur substantial indebtedness, we will be subject to risks associated with incurring substantial indebtedness, including the risk that interest rates may fluctuate, and cash may be insufficient to repay interest and principal on any such indebtedness.  Any additional equity financing may involve substantial dilution of the interests of our then-existing shareholders.

We have had difficulties in making our debt payments and may not be able to make debt payments that we may incur in the future.

In December 2006, through the issuance of convertible debentures, we raised net proceeds of NIS 61.9 million (approximately $14.8 million at the date of issuance).

 The first principal payment on the debentures was due December 31, 2009.  Prior to the first principal payment we concluded that making full payment at such time would have had an adverse effect on our cash flow and, therefore, initiated negotiations with our debenture holders in order to reach an alternative payment arrangement.   That arrangement was approved by the debenture holders on November 24, 2010 and by the Tel Aviv District Court on December 13, 2010, and the amendment to the indenture, pursuant to which the debentures had been issued, was entered into on December 31, 2010.  In 2011, we raised funds in a private placement and used them to repay the remaining outstanding principal balance of, and accrued interest on, the convertible debentures in full.

In 2011, we entered into a credit agreement with Leumi bank, which provides for a revolving credit facility that is up to $2,000,000. As of September 30, 2013, we had borrowed $1,521,000 pursuant to the credit facility. Our ability to meet our existing and future obligations under the credit facility or otherwise will depend on whether we can implement our strategy as well as on financial, competitive and other factors, including factors that are beyond our control.

Any failure to make timely payments could result in a material adverse effect on our business, prospects, financial condition and results of operations.

The impact of a continuing global economic downturn, including the European debt crisis, may have a material adverse effect on our business, results of operations and financial condition.

We sell our products and services in various countries around the world, with a concentration in Europe. Consequently, our sales and profitability are dependent on general economic conditions globally and locally. The weakening of consumer and corporate confidence, declining income and asset values in many areas and other adverse factors related to the global economic downturn that has been ongoing during the past several years  has resulted in our customers and the end-users of our products, services and solutions, postponing or reducing spending on our products, services and solutions.  A substantial and lasting slowdown of the global economy could result in a continuation of that trend thereby adversely affecting our business.

The global economic downturn and the European debt crisis in particular have also led to more limited availability of credit which may have a negative impact on the financial condition, and in particular on the purchasing ability, of some of our customers and may also result in requests for extended payment terms, credit losses, insolvencies, limited ability to respond to demand or diminished sales channels available to us. The generally difficult economic conditions combined with tightening credit markets may also cause financial difficulties for our suppliers and collaborative partners which may result in their failure to perform as planned and, consequently, in delays in the delivery of our products, services and solutions.

For example, the European debt crisis, which has had a negative impact on the European economy, may have adverse impact on our operations.  In 2010, 2011, 2012 and the six months ended June 30, 2013, we generated $14.3 million, $20.5 million, $19.9 million and $8.6 million, respectively, of revenues from our operations in Europe, which represented 66%, 71%, 64% and 65%, respectively, of our total revenues. We are not certain that we will be able to maintain those levels in light of the ongoing economic difficulties in Europe. The tightening of European credit markets may result in additional deterioration of our customers’ and end-users’ credit quality or access to cash, which could lower the realization rate on our accounts receivable.  In addition, the debt crisis in certain European countries could cause the value of the Euro to deteriorate, reducing the purchasing power of our customers and end-users of our products or services, which can lead to the lower demand for such products or services, increase our exposure to losses from bad debts or result in our customers or end-users ceasing operations, any of which could materially adversely affect our business, financial condition and results from operations.

The difficult global economic conditions may also result in inefficiencies due to our reduced ability to forecast developments in our industry and plan our operations accordingly. Adverse economic conditions affecting us, our current and potential customers, their spending on our products, services and solutions, and our suppliers and collaborative partners may have a material adverse effect on our business, results of operations and financial condition.

If we acquire additional businesses, it may lead to increased expenditures and integration costs, and could strain management, financial, and operational resources.

Between 2007 and 2009, we acquired related complementary businesses in an effort to expand capacity, enter new markets and diversify our sources of revenue.  Those acquisitions strained our management, financial and operational resources.  Any future acquisition may also generate such strain. In the event we engage in additional acquisitions, they may also result in potentially dilutive issuances of equity securities, incurrence of additional debt, the assumption of known and unknown liabilities, the amortization of expenses related to intangible assets and the impairment of goodwill, all of which could harm our business, financial condition and operating results.

We currently have subsidiaries in foreign countries and additional acquisitions in foreign countries, should we choose to pursue them, may pose additional problems. We could experience inefficiencies in conducting our business as we integrate new operations and manage geographically dispersed operations.  Also, the acquired businesses may not yield the income and levels of activity we expected them to yield, which may result in losses.

Additionally, we may not succeed in retaining or hiring qualified management, sales, customer support, and technical personnel to integrate acquired operations, manage future growth effectively, and accomplish our overall objectives.  Competition for qualified personnel is intense.  If we expand too fast, or fail to integrate our recently acquired businesses or other new businesses, or lose key personnel from our recently acquired businesses or other businesses, there could be a material adverse effect on our business, prospects, financial condition and results of operations.

The market  for data capture systems, automatic form processing systems and mobile data captures highly competitive.

The market for data capture systems in general, and for automatic form processing systems in particular, is characterized by intense competition, significant price erosion over the life of the product, and rapidly changing business conditions, customer requirements, and technology.  Our products compete with those developed and marketed by numerous well-established companies, including EMC (Captiva Software), Mitek, Banctec, Kofax (formerly, Dicom Group), Datacap, and ReadSoft, as well as with manual data entry systems.  Many of our competitors have longer operating histories and greater financial resources than we do.  Furthermore, certain of these competitors are industry leaders with the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for computer software.  The fact that our resources are more limited places us at a significant disadvantage.  This risk is particularly acute during difficult economic times. Further, the emerging market for mobile data capture systems in which we are competing, even at this stage of its development, is characterized by intense competition and rapidly changing business conditions, customer requirements, and technology.  We are in competition with Mitek and others in that market. The emerging nature of the market may impose financial risks that competitors with greater financial resources are more equipped to bear.

A slowdown in our customers’ industries could adversely impact the sale of our products and our prospects of achieving or maintaining profitability.

A slowdown in the industries to which we sell our products would likely result in significantly reduced product demand, erosion of selling prices and overcapacity.  Such a downturn could materially reduce demand for the products and technology that we offer.  In addition, our ability to reduce expenses in response to any downturn or slowdown in such industries may be limited because of:

•	our continuing need to invest in research and development;

•	our capital equipment requirements; and

•	marketing requirements.

A slowdown could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our success depends on our strategic marketing relationships and the marketing and distribution efforts of our distributors and other strategic partners.

Our business and prospects depend upon our ability to maintain our existing, and to develop additional, strategic marketing relationships and upon the marketing and distribution efforts of our distributors and other strategic partners.  The loss or diminishment of our relationship with any one of our significant strategic partners could have a material and adverse effect on our existing operations and growth prospects.  We normally attempt to recruit distributors with established distribution channels and reputations for marketing and installing document imaging, data capture and workflow systems to market our products. We cannot assure you that we will be able to develop such relationships. Our litigation with Mitek (see "Our success depends on our proprietary software technology" and “We may be subject to potential liabilities arising from a patent claim filed against us in the United States”) may impact the willingness of others to enter strategic partnerships with us.

Our industry is marked by rapid technological changes and frequent new or updated product introductions, and if we do not respond to such rapid technological changes, new product introductions and enhancements and evolving industry standards, our products and services could become obsolete.

As processing speeds increase, memory capacities expand and software is upgraded, we need to ensure our products, capitalize on these developments, and remain compatible with industry standards.  Our ability to compete will depend upon our ability to offer state-of-the-art products in a timely and cost-effective manner.  Our product decisions must anticipate the changing demand for products.  If we are unable to develop, modify and enhance our existing technology to respond to such changing standards and customer demands, our business could be adversely affected.  In addition, the development of new technologies, new product introductions or enhancements by our competitors could adversely affect our sales.

We have had a history of losses and may incur future losses.

Since our inception in March 1991, we have incurred net losses in every year other than in 1995, 1997, 1998, 2006, 2008, 2011 and 2012, and our losses may recur and continue.  For the year ended December 31, 2012, we had an accumulated deficit of $19,806,000. As of June 30, 2013, we had an accumulated deficit of $20,890,000. We plan to maintain the level of our aggregate product development expenses. We cannot assure you that our revenues will grow or that we will continue to achieve profitability in the future. Failure to increase revenues could result in a material adverse effect on our business, prospects, financial results and results of operations.

We have a history of quarterly fluctuations in our results of operations and expect these fluctuations to continue, this may cause our stock price to decline.

We have experienced and expect to experience in the future significant fluctuations in our quarterly results of operations.

Our lengthy sales cycle increases our exposure to customer cancellations or delays in orders, which may result in volatile quarterly revenues.  Given the high average selling price of, and the cost and time required to implement our solutions, a customer’s decision to license our products typically involves a significant commitment of resources and is influenced by the customer’s budget cycles and internal approval procedures for information technology purchases.  In addition, selling our solutions requires us to educate potential customers about our solutions’ uses and benefits.  As a result, our solutions have a long sales cycle, which can take 9 to 12 months or more.  Consequently, we have difficulty predicting the quarter in which sales to expected customers may occur and actual sales may not necessarily be in the same calendar quarter or even year in which we expended resources in connection with marketing to the client.  The sale of our solutions is also subject to delays from the lengthy budgeting, approval and competitive evaluation processes of our customers, which typically accompany significant capital expenditures.

Other factors that may contribute to fluctuations in our quarterly results of operations include:

•	the size and timing of orders;

•	customer deferral of orders in anticipation of new products, product upgrades or price enhancements;

•	customer deferral of orders due to general economic conditions or a customer’s specific cash flow shortages;

•	the high level of competition that we encounter; and

•	the timing of our product introductions, upgrades or enhancements or those of our competitors or of providers of complementary products.

Fluctuations in our quarterly results could discourage investors and cause the market price of our ordinary shares to decline.

Large customers have historically constituted a significant portion of our orders and if we become dependent on large customers, the loss of such customers could adversely affect us.

In some years, prior to 2010, sales to large customers accounted for a significant part of our sales, and  although in the six months ended on June 30, 2013, and in 2012, 2011 and 2010, we had no customer who accounted for more than 10% of our total revenues, we are actively recruiting large customers and partners for our products.  If we become dependent on large customers our, business, prospects, financial conditions and results of operations could be adversely affected by the loss of such customers.

Our success depends on our ability to execute our restructuring.

Our plans for growth are dependent on our ability to execute the organizational restructuring detailed in "Recent Developments". We are devoting significant energy and resources to bringing about that restructuring based on the belief that it will allow us to expand the scope of our product offerings in the various markets around the world in which we are active and to increase our penetration of those markets.  That energy and those resources could be devoted to other activities. There is no assurance that we will be successful in executing the organizational restructuring or that, if we are successful, the restructuring will have the positive effects which we hope to achieve through it. If either occurs, our profits and growth could be adversely impacted.

Our success depends on our key personnel.

Our success depends upon the contributions of our executive officers and other key personnel.  All of our key management and technical personnel have expertise, which is in high demand among our competitors, and the loss of any of these individuals could cause our business to suffer.  We do not as a general matter maintain key person life insurance policies on our officers, directors and key employees.

Our solutions require a sophisticated sales effort targeted at senior management of our prospective customers.  New employees in our sales department require extensive training and typically take several months to achieve full productivity.  There is no assurance that we will be able to retain our sales staff, or that new sales representatives will ultimately become productive.  If we were to lose qualified and productive sales personnel, our revenues could be adversely impacted.

We may be subject to potential liabilities arising from a patent claim filed against us in the United States.

On September 25, 2012, TIS America Inc. and Top Image Systems, Ltd. were named as defendants in Case Number 1:12-cv-01208-UNA, filed by Mitek Systems, Inc. for alleged infringement of five United States patents in the United States District Court for the District of Delaware.  Mitek filed a First Amended Complaint on January 11, 2013 adding one patent.  An answer to the First Amended Complaint was filed on January 28, 2013.  We are in the process of discovery and a trial is scheduled for December 8, 2014.

The lawsuit relates to technology used in our MobiCHECK software. Mitek is seeking an injunction, a declaration of infringement, an award of damages, enhanced damages, costs, expenses including reasonable attorney’s fees, pre- and post-judgment interest, and other relief in law and in equity to which the Court finds it is justly entitled.

While we believe that Mitek’s claim is without merit, we cannot assure you that the suit will be dismissed or that we will prevail. If Mitek is successful, or if we agree to settle the lawsuit, we might be unable to pursue, or be severely limited in, our marketing and sale of MobiCHECK and possibly other products might restricted or be subject to significant obligations to pay royalties. Further, even if we prevail in the lawsuit, intellectual property litigation is expensive and tends to divert management attention from our business. Accordingly, if any of the foregoing risks are realized, the lawsuit could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our success depends on our proprietary software technology.

Our success depends upon our proprietary software technology.  Although we believe that our technology has been developed independently and does not infringe on the proprietary rights of others, we cannot assure you that the technology does not and will not infringe or that third parties will not assert infringement claims against us in the future.  In the case of infringement, we would, under certain circumstances, be required to modify our products or obtain a license.  We cannot assure you that we would be able to do so either in a timely manner under acceptable terms and conditions or at all, or that we will have the financial or other resources necessary to defend successfully a patent infringement or other proprietary rights infringement action.  Further, even if we were not infringing, intellectual property litigation is expensive and time consuming for management.  Failure to do any of the foregoing could have a material adverse effect on us.  Furthermore, if our products or technologies are deemed to infringe upon the rights of others, or if infringement claims are asserted against third parties whom we are obligated to indemnify, we could become liable for damages, which could have a material adverse effect on us.

Our products contain third party intellectual property which may expose us to additional risks.

We license components of our software systems and technology from third parties in reliance on such parties’ representations as to ownership of the licensed intellectual property.  If our licensors are found not to own or have rights to sublicense such rights to us and we are unable to replace the licensed technology with a comparable substitute, there could be a material adverse effect on our business prospects and financial results.  Even if we were to replace licensed technology with available alternatives, it could take time to identify the best replacement and integrate it into our software.  The delay and uncertainty could negatively impact our financial results. Furthermore, we could be sued for, or found liable for infringement arising from our use of such licensed technology and indemnity obligations, if any, on the part of the providers of such licensed technology might not be sufficient to cover liabilities we incur.

Our inability to protect our intellectual property could adversely affect our competitive position and, consequently, our business and operations.

Our success depends on our ability to protect our intellectual property. We rely upon trade secret protection, employee and third-party nondisclosure agreements and other intellectual property protection methods to protect our confidential and proprietary information.  Despite these efforts, we cannot be certain that others will not otherwise gain access to our trade secrets or copy and use information that we regard as proprietary without our authorization.  In the past, we have not obtained any patents.  As a result of a change in our intellectual property protection policy, we have begun to file patent applications with regard to relevant technology.  We have applications at this point for patents in the United States with regard to Mobile capture, full page images and contextual classification.  We may file additional patent applications in the future.  We cannot assure you that:

•	any of our existing patent applications will be accepted;

•	we will be successful in generating technology in the future which will be susceptible to applications for patents;

•	any patents which we may obtain will be broad enough to protect our technology, will provide us with competitive advantages or will escape challenge or invalidation by third parties;

•	the patents of others will not have an adverse effect on our ability to do business; or

•	others will not independently develop similar products, duplicate our products or, if patents are issued to us, design around these patents.

Further, the laws of foreign jurisdictions where we sell and seek to sell our products may afford little or no protection of our intellectual property rights.  We cannot assure you that the protection provided to our intellectual property rights by the laws and courts of foreign nations will be substantially similar to the remedies available under U.S. law.

Our products may contain defects, damaging our reputation, causing a loss of customers, requiring us to allocate significant time and financial resources to correct, and potentially resulting in liability claims.

Our products may contain undetected errors or defects, particularly when first introduced or when new versions or enhancements are released.  In the past, we have discovered minor software bugs in certain products after they were released to the market.  Such errors or defects could require us to divert financial and other resources to correct the problems.

In addition, our products are combined with complex products developed by other vendors.  As a result, should problems occur, it may be difficult to identify the source or sources of the problems.  Defects and errors, or end-user perception of defects and errors, found in current versions, new versions or enhancements of these products after commencement of commercial shipments may result in:

                  •      damage to brand reputation;

                  •      loss of customers;

                  •      delay in market acceptance of current and future products;

                  •      diversion of development and engineering resources to correct defects or errors; and

                  •      warranty or product liability claims.

Although we have product liability insurance, defects, errors or successful product liability claims against us could have a material adverse effect on our business, prospects and financial results.

We engage in international sales, which expose us to a number of foreign political and economic risks.

We have significant operations in foreign countries, including research and development, sales and customer support operations.  Currently, in addition to our operations in Israel, we have significant operations in the United Kingdom, Germany, and Singapore and in the United States where we recently opened our new North American office.  Our international sales and other operations are subject to risks inherent in doing business in foreign countries, including, but not limited to:

                  •      changing domestic and foreign customs and tariffs or other trade barriers;

•	potential staffing difficulties and labor disputes;

•	managing and obtaining support and distribution for local operations;

•	difficulty in enforcing agreements through the different legal systems of the countries in which we operate;

•	customers in the various countries in which we operate may have long payment cycles;

•	seasonal reductions in business activity in certain parts of the world;

•	restrictions on our ability to repatriate earnings from countries in which we operate;

•	credit risk and financial conditions of local customers and distributors;

•	potential difficulties in protecting intellectual property;

•	potential imposition of restrictions on investments;

•	potentially adverse tax consequences;

•	foreign currency exchange restrictions and fluctuations;

•	natural disasters; and

•	local political and social conditions, including the possibility of hyperinflationary conditions, terrorism and political instability in certain countries.

Approximately 64% of our revenues in 2012 and 65% of our revenues in the six months ended June 30, 2013 were generated from sales made in the European Union. If this trend continues, we may be more particularly exposed to the risk of losing business and revenues as a result of trade restrictions imposed by the European Union as well as ramifications of the debt crisis in certain European countries.  See “The impact of a continuing global economic downturn, including the European debt crisis, may have a material adverse effect on our business, results of operations and financial condition”.

We may not be successful in developing and implementing policies and strategies to address the foregoing risks in a timely and effective manner at each location where we do business.  Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our international operations or upon our financial condition and results of operations.

We may be adversely impacted by fluctuations in currency exchange rates.

We maintain operations and generate revenues in a number of countries.  The results of operations and the financial position of our local operations are generally reported in the relevant local currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, exposing us to currency translation risk.  In addition, we are exposed to currency transaction risk because some of our expenses are incurred in a different currency from the currency in which our revenues are received.  Our most significant currency exposures are to the Euro, New Israeli Shekel, British Pound and Singapore dollar. Approximately 65% of our revenues in the six months ended June 30, 2013, and 64% of our revenues in 2012 were generated in the European Union. In periods when the U.S. dollar weakens against these other currencies, our reported results of operations may be adversely affected. Although from time to time we may purchase forward exchange contracts to reduce currency transaction risk, these purchases will not eliminate translation risk or all currency risk.

Political, economic and military conditions in Israel may adversely affect our ability to develop, manufacture and market our products.

Because our principal offices are located in Israel, political, economic and military conditions in Israel directly affect our operations.  Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors.  A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel.  There has been a marked increase in such hostility and a significant deterioration of Israel’s relationship with the Palestinian community since October 2000, and especially since Hamas, an Islamic movement responsible for many attacks against Israelis, has led the government of the Palestinian Authority.  In 2010, events and developments related to the Israeli-Palestinian conflict have also led to a deterioration of Israel’s relations with Turkey, with whom Israel currently has a free trade agreement.  In addition, 2011 and 2012 were marked by increasing instability in neighboring Arab countries including Egypt, Jordan, Tunisia, Libya, Bahrain, Yemen and Syria culminating in the replacement of certain leaders in some of those countries.  In addition, there is a high level of tension relating to Iran’s nuclear capabilities, Iran’s threats to attack Israel, and the potential response of Israel and the international community to Iran’s gaining nuclear capabilities. Civil war in Syria has intensified with stray ammunition from the conflict landing in Israel from time to time. Continuing or escalating instabilities and hostilities in the region or curtailment of trade between Israel and its present trading partners as a result or in response to such instabilities may have an adverse effect on our business conditions, including our ability to develop, manufacture and market our products.

Rising political tensions and negative publicity about Israel may negatively impact demand for our products.

Our principal offices are located in Ramat Gan, Israel. A number of groups in several countries have called for consumer boycotts of Israeli products. While many of those boycotts are focused on products originating in the West Bank and Ramat Gan is not in that area, other boycotts do not differentiate between different areas under Israeli control.  Various political events from time to time have led to the revival or intensification of boycott efforts. Existing or future boycott efforts might adversely affect our sales efforts, and could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our operations may be disrupted by the obligation of key personnel to perform military service.

Generally, all male adult citizens and permanent residents of Israel under the age of 42 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) are obligated, unless exempt, to perform military reserve duty annually and some of our executive officers and employees in Israel are so obligated.  Moreover, in the event of armed conflict in which Israel is involved or the threat of such conflict, our executive officers and employees might be called for active military duty for an unlimited period of time. Increased military activity could also result in a reduction of prospective qualified employees available to work for us to expand our business or replace employees on active military duty.  Our operations could be disrupted by the absence for a significant period of our executive officers or key employees as a result of military service.  Any disruption in our operations could adversely affect our ability to develop and market products.

We may not be able to expandour personnel or marketing efforts quickly enough to support our growth.

Because of our small size and our business strategy to increase our sales we anticipate an increased demand on all of our resources.  To the extent that our efforts to generate new business and increase demand for our products and services are successful, we will need to accurately estimate our need for personnel or marketing and customer support, or we may not be able to support our future growth.  For example, if we are successful in our efforts to obtain significant orders for our products, we may be required to install and service, on a timely basis, large numbers of installations at our customers’ locations.  We cannot assure you that we will be able to provide such services on adequate terms and conditions or at all.  Furthermore, in order to remain competitive and keep our products up to date, we need to continue to attract and retain a qualified team of employees.  If we fail to obtain the human resources our business requires, there could be a material adverse effect on our business, prospects, financial conditions and results of operations.

Government grants we received for research and development expenditures may be reduced or eliminated in the future due to Israeli government budget cuts.  Furthermore, our receipt of such grants limits our ability to develop products and transfer technologies outside of Israel, and require us to satisfy specified conditions.

In 2012, as several times in the past, we have received grants from the government of Israel through the Office of the Chief Scientist of the Ministry of Industry Trade and Labor, or the OCS, under the Law for the Encouragement of Industrial Research and Development, 1984 for the financing of a portion of our research and development expenditures in Israel.  Such grants bear royalties on sales of products utilizing technologies developed using such grants or arising out of such technologies up to a maximum of 100% of the amount of participation received, linked to the dollar, plus interest at the LIBOR rate. The total grants received in 2012 were about $183,000.  The terms of the OCS grants limit our ability to develop products and transfer technologies outside of Israel without the prior approval of the OCS, if such products or technologies were developed using OCS grants or arose out of such technologies.  The Israeli government may decide not to continue the program in the future at its current level or to terminate it altogether.  Such approval, if granted, will generally be subject to additional financial obligations.  In addition, if we fail to comply with any of the conditions imposed by the OCS, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received from the OCS, together with interest and penalties.  See also “Governmental Regulation” in Item 4 below.

If we fail to satisfy the conditions specified under Israeli law, we may be denied benefits to which we are currently entitled or may be entitled to in the future.

Our activities in Israel have been granted “Approved Enterprise” (established plan) and "Benefited Enterprise" status under "The Law for the Encouragement of Capital Investments, 1959", or the Investment Law, as amended.  The benefits available to an Approved Enterprise program or a Benefited Enterprise are normally in the form of favorable tax rates and are dependent upon the continuing fulfillment of ongoing conditions stipulated  in the certificate of approval or under applicable law.  If we fail to comply with these conditions, in whole or in part, benefits from tax exemptions or reduced tax rates would likely be denied us in the future.

For a description of the investment law and its recent material amendments, see “Additional Information-Law for the Encouragement of Capital Investments, 1959.”

The application and/or amendment of Israeli laws or laws of other countries may adversely affect our ability to enforce judgments or other rights.

Because our principal offices are located in Israel, we are subject to Israeli law.  Many of our contracts with third parties are subject to the laws of other jurisdictions.  We cannot assure you that any judgments granted in the United States or any jurisdiction other than Israel would be capable of enforcement or execution in Israel.  Nor can we assure you that any of our contracts pursuant to the laws of any foreign country are enforceable by us.  The inability to enforce or execute judgments or other rights and/or the possibility of the laws of various jurisdictions being amended from time to time may have a material adverse effect on our business, prospects, and financial condition.

Under current Israeli law, we may not be able to enforce covenants not to compete, and,therefore, we may be unable to prevent competitors from benefiting from the expertise ofsome of our former employees.

In general, we have entered into non-competition agreements with our employees in Israel. These agreements prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. Under current law, we may be unable to enforce these agreements, and it may be difficult for us to restrict our competitors from gaining the expertise that our former employees gained while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or its intellectual property. If we cannot demonstrate that harm would be caused to our material interests, we may be unable to prevent our competitors from benefiting from the expertise of our former employees.

Risks Related to Our Ordinary Shares

Our ordinary shares have been subject to frequent significant price fluctuations.

Trading in shares of companies listed on the NASDAQ and TASE in general and trading in shares of technology companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. These broad market and industry fluctuations may depress our share price, regardless of our actual operating results.

In addition, the trading price of our ordinary shares has been highly volatile and could continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including, but not limited to:

•	actual or anticipated period-to-period fluctuations in financial results;

•	litigation or the threat of litigation;

•	failure to achieve, or changes in, financial estimates by securities analysts, if any;

•	announcements regarding new or existing products or services or technological innovations by us or our competitors;

•	conditions or trends in the software industry;

•	additions or departures of key personnel or directors;

•	regulatory developments in the United States and other countries in which we operate;

•	developments or disputes concerning our intellectual property rights;

•	general market conditions;

•	overall fluctuations in the U.S. and Israeli equity markets; and

•	economic and other external factors or disasters or crises.

If we fail to maintain NASDAQ minimum price requirements, the TASE minimum valuation requirements or other applicable continued listing requirements, our ordinary shares could be delisted.

According to NASDAQ listing standards, if the stock price of a listed company falls below $1.00 a share for a period of 30 consecutive business days, such company’s stock may be subject to delisting unless such failure is cured within 180 days from the date on which NASDAQ notifies the listed company of such failure. There were periods in 2009 and 2010 during which our stock price fell below $1.00 per share.

According to the TASE rules, a company with stock that trades on both the TASE and NASDAQ must comply with the TASE minimum valuation requirements which currently provide that it must have a minimum market capitalization of NIS 25 million.  If the company does not comply with the minimum valuation requirements, compliance with which is being tested on a semi-annual basis, it is given six months to regain compliance or be delisted.  Our ordinary shares were in compliance with the minimum valuation requirements as of September 30, 2013.

If we fail to maintain the minimum price for our ordinary shares required by NASDAQ, maintain the minimum valuation required by TASE rules, or comply with other continued listing requirements of these exchanges, our ordinary shares could be delisted.

In addition, if our ordinary shares are delisted from NASDAQ, we will lose our status as a “dually-listed company” which will result in us being subject to different reporting requirements under Israeli securities laws and the rules and regulations of the Israeli Securities Authority and the TASE which may cause an increase in our reporting related costs and expenses.  In addition, the rules and regulations of the Israeli Securities Authority and the TASE will require our financial reports to be prepared in accordance with a different accounting method than we currently utilize, which will result in increases in our reporting related costs and expenses.

A large number of our ordinary shares could be sold in the market in the near future, which would cause downward pressure on the market price for our ordinary shares.

As of December 31, 2013, we had approximately 12,088,049 ordinary shares outstanding, of which 9,661,065 were held by shareholders who were not our directors, executive officers and more than 10% shareholders.  A substantial portion of our shares is currently freely trading without restriction under the Securities Act of 1933, as amended, or the Securities Act, having been registered for resale or held by their holders for over one year and are eligible for sale under Rule 144.  As of December 31, 2013, there were outstanding options and warrants to purchase an aggregate of approximately 1,587,523 ordinary shares.

This offering could result in the sale of up to        ordinary shares by us and an additional       ordinary shares by the selling shareholders, if they are included in the offering.  Sales pursuant to this offering could have the effect of lowering the market price of our ordinary shares. Furthermore, if our shareholders determine to sell a significant number of shares into the market or there is a perception that the holders intend to sell these shares, including upon their exercise of options or warrants, there likely will not be a sufficient demand in the market to purchase the shares without a decline in the market price of our ordinary shares.  Moreover, continuous sales into the market of a number of shares in excess of the typical trading market for our ordinary shares, or even the availability of such a large number of shares, could depress the trading market for our ordinary shares over an extended period of time.

Investors in this offering will pay a much higher price than the book value of our stock.

If you purchase shares of our ordinary shares in this offering, you will incur immediate and substantial dilution of $      per share, representing the difference between the amount per share paid by you in this offering and the net tangible book value per share of our common stock after giving effect to this offering at a public offering price of $                     per share and after deducting underwriting discounts and estimated offering expenses payable by us.  See the section entitled “Dilution” in this prospectus supplement for a discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

Future issuances of our ordinary shares could adversely affect the trading price of our ordinary shares and could result in substantial dilution to shareholders.

We may need to issue substantial amounts of our ordinary shares in financings or acquisitions in the future.  To the extent that the market price of our ordinary shares declines, we will need to issue an increasing number of ordinary shares per dollar of equity investment.  In order to obtain future financing if required, it is likely that we will issue additional ordinary shares or financial instruments that are exchangeable for or convertible into ordinary shares.  Capital raising activities, if available, and dilution associated with such activities could cause our share price to decline.

            Also, in order to compensate our directors, provide incentives to our employees and induce prospective employees and consultants to work for us, from time to time we offer and issue options to purchase ordinary shares and/or rights exchangeable for or convertible into ordinary shares.  Future issuances of shares could result in substantial dilution to shareholders.

Our ordinary shares are traded on more than one market and this may result in price variations.

Our ordinary shares are traded on the NASDAQ and on the TASE. Trading in our ordinary shares on these markets is effected in different currencies (US dollars on the NASDAQ and New Israeli Shekels on the TASE) and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). Consequently, the trading prices of our ordinary shares on these two markets often differ, resulting from the factors described above as well as differences in exchange rates and from political events and economic conditions in the United States and Israel. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

Our ordinary shares may become subject to the SEC’s penny stock rules.

Generally, transactions in securities that are traded in the United States at a market price per share of less than $5.00, may be subject to the “penny stock” rules promulgated under the Exchange Act.  Under these rules, broker-dealers who recommend such securities to persons other than institutional investors:

•	must make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common shares become subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our ordinary shares in the United States may be significantly limited.  Some broker-dealers have adopted a policy under which they refuse to allow clients to hold penny stocks in their brokerage accounts, or refuse to open new accounts holding penny stocks. Accordingly, the market price of our ordinary shares may be depressed or limited, and investors may find it more difficult to sell the shares.

We have not paid dividends in the past.

We have never declared or paid any cash dividends on our ordinary shares.  We have retained any future earnings to finance operations and to expand our business and, therefore, may not pay any cash dividends in the future.

The rights and responsibilities of our shareholders are governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

We are incorporated under Israeli law. The rights and responsibilities of holders of our ordinary shares are governed by our articles of association and by the Israeli Companies Law, 5759-1999, or the Companies Law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, pursuant to the Companies Law each shareholder of an Israeli company has to act in good faith in exercising its rights and fulfilling its obligations toward the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders and class meetings, on amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers, and transactions requiring shareholders’ approval under the Companies Law. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who has the power to appoint or prevent the appointment of a director or officer in the company, or has other powers toward the company has a duty of fairness toward the company. However, Israeli law does not define the substance of this duty of fairness. Because Israeli corporate law has undergone extensive revision in recent years, there is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

As a foreign private issuer whose shares are listed on NASDAQ, we may follow certain home country corporate governance practices instead of certain NASDAQ requirements.

As a foreign private issuer whose shares are listed on NASDAQ, we are permitted to follow certain home country corporate governance practices instead of certain requirements of The NASDAQ Listing Rules.  As a foreign private issuer listed on NASDAQ, we may also follow home country practice with regard to, among other things, composition of the board of directors and quorum at shareholders' meetings.  A foreign private issuer that elects to follow a home country practice instead of NASDAQ requirements must submit to NASDAQ in advance a written statement from an independent counsel in such issuer's home country certifying that the issuer's practices are not prohibited by the home country's laws.  In addition, a foreign private issuer must disclose in its annual reports filed with the Securities and Exchange Commission each such requirement that it does not follow and describe the home country practice followed by the issuer instead of any such requirement.  Accordingly, our shareholders may not be afforded the same protection as provided under NASDAQ's corporate governance rules.

Provisions of Israeli law could delay, prevent or make difficult a change ofcontrol and therefore depress the price of our shares.

The Companies Law generally provides that a merger be approved by the board of directors and by the shareholders of a participating company by the vote of a majority of the shares of each class present and voting on the proposed merger. The Companies Law has specific provisions for determining the majority of the shareholder vote. Upon the request of any creditor of a constituent in the proposed merger, a court may delay or prevent the merger if it concludes that there is a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy its obligations to creditors. In general, a merger may not be completed until the passage of certain statutory time periods. In certain circumstances, an acquisition of shares in a public company must be made by means of a tender offer that complies with certain requirements of the Companies Law that differ from those that apply to U.S. corporations. Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. These provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making more difficult an acquisition of or merger with us, which, if public trading in our ordinary shares resumes, could depress our share price.

We are a foreign private issuer and you will receive less information about us thanyou would from a domestic U.S. corporation.

As a “foreign private issuer”, we are exempt from rules under the Exchange Act that impose certain disclosure and procedural requirements in connection with proxy solicitations under Section 14 of the Exchange Act. Our directors, executive officers and principal shareholders also are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder with respect to their purchases and sales of our shares. In addition, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As a result, you may not be able to obtain the same information relating to us as you would for a domestic U.S. corporation.

Due to an exemption available to us as a foreign private issuer, our interim financial information is not audited or reviewed.

As a “foreign private issuer”, we are exempt from rules under the Exchange Act that require quarterly financial statements since our home jurisdiction does not require such disclosure.  While we provide interim financial information through Forms 6-K in accordance with NASDAQ requirements, such financial information is not audited or subject to the heightened level of review required of domestic issuers. As a result, you may not be able to obtain the same information relating to us as you would for a domestic U.S. corporation.

Although our internal control over financial reporting was considered effective as of December 31, 2012, there is no assurance that our internal control over financial reporting will continue to be effective in the future, which could result in our financial statements being unreliable, government investigation or loss of investor confidence in our financial reports.

                If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting. We may also identify material weaknesses or significant deficiencies in our internal control over financial reporting. In addition, our internal control over financial reporting has not been audited by our independent registered public accounting firm. In the future, if we are unable to assert that our internal controls are effective; our investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline. Failure to maintain effective internal control over financial reporting could also result in investigation or sanctions by regulatory authorities.

SELLING SHAREHOLDERS

This prospectus supplement covers the possible offering by the selling shareholders named in this prospectus supplement of          of our ordinary shares plus         of our ordinary shares to be sold by the selling shareholders if the underwriters exercise their option to purchase additional shares.

The selling shareholders identified in the table may offer and sell under this prospectus supplement the ordinary shares described under the column “Number of Ordinary Shares Offered Hereby” in the table below.

The selling shareholders may become parties to an underwriting agreement concerning which would include the sale of their shares.  See “Underwriting.”

The following table sets forth the name and address of each selling shareholder and the number of our ordinary shares beneficially owned by the shareholder before this offering.  The number of shares disclosed in the table below as beneficially owned are those beneficially owned as determined under the rules of the SEC.

Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling shareholder and the percentage of ownership of that selling shareholder, ordinary shares underlying warrants, options or convertible debentures, if any, held by that selling shareholder that are exercisable or convertible, as the case may be, within 60 days are included.  The shares issuable upon the exercise of any options or warrants or conversion of convertible debentures, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling shareholder.  The table also assumes the sale of all of the shares registered for resale by the selling shareholders pursuant to this prospectus supplement.

Each selling shareholder’s percentage of ownership in the following table is based upon 12,088,049 ordinary shares outstanding as of December 31, 2013 and assumes that the underwriters will not exercise their option to purchase additional shares.  If the underwriters exercise in full their option to purchase additional shares to cover over-allotments, Mr. Nakar will offer an additional        shares hereunder and will hold     shares after giving effect to the offering, representing      % beneficial ownership of the Company, Mr. Schechter will offer an additional        shares hereunder and will hold      shares after giving effect to the offering, representing      % beneficial ownership of the Company, and Mr. Hong will offer an additional         shares hereunder and will hold     shares  after giving effect to the offering, representing      % beneficial ownership of the Company.

Izhak Nakar is our Active Executive Chairman and a director.  Ido Schechter is a director and a former Chief Executive Officer of the Company. Mr. Hong is the Managing Director of certain of our Asian operations.

	Ordinary Shares Beneficially Owned Prior to the Offering			Ordinary Shares Beneficially Owned After the Offering
Name and Address	Number of Shares	Percent (%)	Number of Ordinary Shares Offered Hereby	Number of Shares	Percent (%)

Izhak Nakar c/o Top Image Systems Ltd. 2 Ben Gurion St. Ramat Gan, 52573 Israel (1)	1,789,409	14.6%

Ido Schechter c/o Top Image Systems Ltd. 2 Ben Gurion St. Ramat Gan, 52573 Israel (2)	520,075	4.3%

Alex Toh Kian Hong c/o TIS (Singapore) Pte Ltd 7 Temasek Boulevard #07-03 Suntec Tower One Singapore 038987 (3)	420,000	3.5%

(1) Comprised of 1,562,735 ordinary shares held by Nir 4 You Technologies Ltd., an investment company under Mr. Izhak Nakar’s control, 59,174 ordinary shares held directly by Mr. Nakar, and options held by Mr. Nakar to purchase 167,500 ordinary shares.

(2) Comprised of 405,075 ordinary shares and options held by Mr. Schechter to purchase 115,000 ordinary shares.

(3) Comprised of 400,000 ordinary shares and options held by Mr. Hong to purchase 20,000 ordinary shares.

REASONS FOR THE OFFERING AND USE OF PROCEEDS

We estimate that the net proceeds to us from the sale by us of our ordinary shares in this offering will be approximately $          based on a public offering price of $      per share, after deducting underwriting discounts and commissions (as described in “Underwriting”) and estimated offering expenses payable by us.  We intend to use the net proceeds we receive from the sale of our ordinary shares by use for working capital and other general corporate purposes, including expanding sales and marketing, research and development. We also might use a portion of the net proceeds for the acquisition of, or business combinations with entities that involve, technologies, businesses or products that are complementary to our business.  No such acquisitions are subject to any plan or arrangement or are being negotiated as of the date of this prospectus.  Although we have spoken to various potential acquisition targets in the past, no understanding has been reached, and no portion of the net proceeds has been allocated for any specific acquisition.

The amounts we plan to spend on each area of our operations, including capital expenditures as well as the timing of any expenditures, are determined by internal planning and budgeting processes, and may change over time. Pending such uses, the net proceeds of this offering will be invested according to a cash management policy adopted by our board of directors, which includes short-term, investment-grade securities.

In the event that the selling shareholders sell ordinary shares hereunder, we will receive no proceeds from such sales, including any shares that may be sold by the selling shareholders in connection with the exercise of the underwriters’ option to purchase additional shares to cover overallotments.

DILUTION

If you purchase our ordinary shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per ordinary share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of our outstanding ordinary shares.

Our net tangible book value at September 30, 2013, was $8,715,000 or $  0.75  per share, based on 11,684,512 of our ordinary shares outstanding as of that date. After giving effect to the sale of      ordinary shares by us at a public offering price of $      per share, less the underwriting discounts and estimated offering expenses, our net tangible book value as of                 , would have been approximately $          , or $             per share. This represents an immediate increase in the net tangible book value of approximately $         per share to existing stockholders and an immediate dilution of $           per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value per share as of September 30, 2013	$8,715,000
Increase in net tangible book value per share after this offering

As adjusted net tangible book value per share after this offering

Dilution in as adjusted net tangible book value per share to new investors

If the underwriters exercise in full their option to purchase additional shares of our ordinary shares in this offering, the as adjusted net tangible book value per share after giving effect to this offering would be $     per share, and the dilution in as adjusted net tangible book value per share to investors in this offering would be $      per share.

The above discussion is based on 11,684,512 ordinary shares outstanding as of September 30, 2013, and does not include:

•	273,675 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares as of September 30, 2013 with an exercise price of $ 2.20 per share;

•	1,221,419 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares as of September 30, 2013 with an exercise price of $1.93 per share and

•	67,016 shares reserved for issuance to employees under our existing incentive plans.

To the extent that outstanding warrants and options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise that additional capital by selling equity or debt securities convertible into equity, then the issuance of any such securities could result in further dilution to our stockholders.

UNDERWRITING

We are offering, and the selling shareholders may offer the ordinary shares described in this prospectus supplement through a number of underwriters.  Subject to the terms and conditions of an underwriting agreement among us, the selling shareholders, and Canaccord Genuity Inc., as representative of the underwriters, which we refer to as the representative, we have agreed, and the selling shareholders, in the event that they become party to the underwriting  agreement, will agree to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price of $    per share less the underwriting discounts of $            per share, the number of ordinary shares listed next to its name in the following table:

Name	Number of shares
Canaccord Genuity Inc.
Roth Capital Partners, LLC
The Benchmark Company, LLC
Total

The underwriters are committed to purchase all the ordinary shares (other than those covered by the over-allotment option described below) offered by us and, if applicable, the selling shareholders if they purchase any shares.  The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters have advised us and, if applicable, the selling shareholders that they propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at the public offering price less a selling concession not in excess of $     per share.  The underwriters also may allow, and dealers may reallow, a concession not in excess of $     per share to brokers and dealers.  After the public offering of the shares, the underwriters may change the offering price and other selling terms.

         has granted an option to the underwriters to purchase up to       additional ordinary shares at $   per share.  The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments.  If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above.  If any additional ordinary shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share less the amount paid by the underwriters to us and, if applicable, the selling shareholders per share.  The underwriting fee is $    per share.  The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Total
	Per Share	Without Overallotment Exercise	With Overallotment Exercise
Public offering price	$	$	$
Underwriting discount payable by us	$	$	$
Underwriting discount payable by the selling shareholders
Net proceeds, before expenses, to us	$	$	$
Net proceeds, before expenses, to the selling shareholders

The expenses of the offering are estimated to be approximately $320,000. We are responsible for all of our expenses related to the offering, whether or not it is completed.

We have agreed, and if applicable, the selling shareholders will agree, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for certain liabilities.

Lock-Up Agreements

We, each of our executive officers and directors and the selling shareholders, have agreed that, during the period ending 90 days after the date of this prospectus supplement, which we refer to as the restricted period, none of we, our executive officers, our directors or the selling shareholders will, without the prior consent of Canaccord Genuity Inc., directly or indirectly offer, sell or otherwise dispose of any ordinary shares or any securities that may be converted into or exchanged for any ordinary shares, enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of our ordinary shares, or engage in any short-selling of any ordinary shares or any securities that may be converted into or exchanged for any ordinary shares.

Notwithstanding the termination of the restricted period outlined above, and subject to certain exceptions, in the event that either (i) during the last 17 days of the restricted period, we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, then the expiration of the restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or material event, as applicable, unless the underwriters waive, in writing, such extension, except that such extension will not apply if the ordinary shares are “actively traded securities” (as defined in Regulation M of the Securities Exchange Act of 1934, as amended).  At any time and without public notice, Canaccord Genuity Inc., may in its sole discretion, release all or some of the securities from these lock-up agreements.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the ordinary shares in the open market. These transactions may include over-allotment and stabilizing transactions, passive market making and purchases to cover syndicate short positions created in connection with the offering.  Until distribution of the ordinary shares is completed, SEC rules may limit the underwriters from bidding for and purchasing ordinary shares.  However, the underwriters may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.  A “stabilizing transaction” is a bid for or the purchase of ordinary shares on behalf of an underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the ordinary shares.  Stabilizing transactions may cause the price of ordinary shares to be higher than the price that might otherwise prevail in the open market.

If an underwriter creates a short position in our ordinary shares in connection with this offering (i.e., if it sells more ordinary shares than are listed on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing ordinary shares in the open market.  A “covering transaction” is the bid for or purchase of ordinary shares on behalf of an underwriter to reduce a short position incurred by the underwriter in connection with the offering.  The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.  A short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.  Similar to other purchase transactions, an underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares.  As a result, the price of our shares may be higher than the price that might otherwise prevail in the open market.

An underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the ordinary shares sold in the offering for their account if the underwriter repurchases the shares in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the ordinary shares, which may be higher than the price that might otherwise prevail in the open market.  The imposition of a penalty bid may also affect the price of the ordinary shares in that it discourages resales of those ordinary shares.

In connection with this offering, the underwriters may also engage in passive market making transactions in our ordinary shares on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of ordinary shares in this offering and extending through the completion of distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

The underwriters have advised us and the selling shareholders that these transactions may be effected on the NASDAQ Capital Market or otherwise.  None of we, the selling shareholders or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of ordinary shares.  In addition, none of we, the selling shareholders or the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters of the offering, or by their affiliates.  Other than this prospectus supplement and the accompany prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us, the selling shareholders or the underwriters in their capacities as underwriters and should not be relied upon by investors.

Relationship with Top Image Systems

In the ordinary course of business, the underwriters and their affiliates may, in the future, provide various investment banking, financial advisory and other services to us for which they may receive customary compensation.  In the course of their business, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly the underwriters and their affiliates may at any time hold long or short positions in such securities.

Listing

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “TISA,” and the Tel Aviv Stock Exchange under the symbol “TISA-L.”

LEGAL MATTERS

Certain legal matters have been passed upon for us by Schwell Wimpfheimer & Associates LLP with respect to United States federal, securities laws and CBLS Law Offices with respect to Israeli law matters.  Certain legal matters will be passed upon for the underwriters by Choate, Hall & Stewart LLP, Boston, Massachusetts.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2012 which are incorporated in this supplemental prospectus by reference from the Company's Annual Report on Form 20-F has been audited by Kost Forer Gabbay & Kasierer – member of Ernst & Young Global, an independent registered public accounting firm. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

US TAX MATTERS

The following summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a decision to purchase our ordinary shares. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, existing, final, temporary and proposed U.S. Treasury Regulations, administrative rulings and judicial decisions, in each case as in effect on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

This section summarizes the material U.S. federal income tax consequences to U.S. holders, as defined below, of ordinary shares. This summary addresses only the U.S. federal income tax considerations for U.S. holders that acquire the ordinary shares at their original issuance and hold the ordinary shares as capital assets. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of the acquisition, ownership or disposition of the ordinary shares. This summary does not address tax considerations applicable to a holder of ordinary shares that may be subject to special tax rules including, without limitation, the following:

•   certain financial institutions;

•   insurance companies;

•   dealers or traders in securities, currencies, or notional principal contracts;

•   tax-exempt entities;

•   regulated investment companies;

•   persons that hold the ordinary shares as part of a hedge, straddle, conversion, constructive sale or similar transaction involving more than one position;

•   persons that hold the ordinary shares through partnerships or certain other pass-through entities;

•   holders (whether individuals, corporations or partnerships) that are treated as expatriates for some or all U.S. federal income tax purposes;

•   holders that own (or are deemed to own) 10% or more of our voting shares; and

•   holders that have a "functional currency" other than the U.S. dollar.

Further, this summary does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in entities that own our ordinary shares. In addition, this discussion does not consider the U.S. tax consequences to holders of ordinary shares that are not "U.S. holders" (as defined below).

For the purposes of this summary, a "U.S. holder" is a beneficial owner of ordinary shares that is (or is treated as), for U.S. federal income tax purposes:

•   an individual who is either a citizen or resident of the United States;

•   a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•   an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•   a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership holds ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

We will not seek a ruling from the U.S. Internal Revenue Service, or IRS, with regard to the U.S. federal income tax treatment of an investment in our ordinary shares, and we cannot assure you that that the IRS will agree with the conclusions set forth below.

Distributions.    Subject to the discussion under "Passive Foreign Investment Company Considerations" below, the gross amount of any distribution actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. The U.S. holder will not be eligible for any dividends-received deduction in respect of the dividend otherwise allowable to corporations.

Under the Code and subject to the discussion below regarding the "Medicare tax," qualified dividends received by non-corporate U.S. holders (i.e., individuals and certain trusts and estates) are subject to a maximum income tax rate of 20%. This reduced income tax rate is applicable to dividends paid by "qualified foreign corporations" to such non-corporate U.S. holders that meet the applicable requirements, including a minimum holding period (generally, at least 61 days during the 121-day period beginning 60 days before the ex-dividend date). We expect to be considered a qualified foreign corporation under the Code. Accordingly, dividends paid by us to non-corporate U.S. holders with respect to shares that meet the minimum holding period and other requirements are expected to be treated as "qualified dividend income." However, dividends paid by us will not qualify for the 20% maximum U.S. federal income tax rate if we are treated, for the tax year in which the dividends are paid or the preceding tax year, as a "passive foreign investment company" for U.S. federal income tax purposes, as discussed below.

Dividends received by a U.S. holder with respect to ordinary shares generally will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us generally will constitute "passive category income" (but, in the case of some U.S. holders, may constitute "general category income").

Sale or other disposition of ordinary shares.    A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those ordinary shares. Subject to the discussion under "Passive Foreign Investment Company Considerations" below, this gain or loss will generally be a capital gain or loss and will generally be treated as from sources within the United States. Such capital gain or loss will be treated as long-term capital gain or loss if the U.S. holder has held the ordinary shares for more than one year at the time of the sale or exchange. Long-term capital gains of non-corporate holders may be eligible for a preferential tax rate; the deductibility of capital losses is subject to limitations.

Medicare Tax.    An additional 3.8% tax is imposed on the net investment income (which includes taxable dividends and net capital gains) received by certain U.S. holders that are individuals, trusts or estates.

Passive foreign investment company considerations.    A corporation organized outside the United States generally will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which, after applying the applicable look-through rules, either: (i) at least 75% of its gross income is passive income, or (ii) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest, as determined by the value of such corporation, must be taken into account. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

We believe that we were not a PFIC for the 2013 taxable year. Based on our estimated gross income, the average value of our gross assets, and the nature of the active businesses conducted by our "25% or greater" owned subsidiaries, we do not believe that we will be classified as a PFIC in the current taxable year and do not expect to become one in the foreseeable future. Our status for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate after the offering (and may fluctuate considerably given that market prices of technology companies have been especially volatile). In addition, the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering.

If we were a PFIC for any taxable year during which a U.S. holder held ordinary shares, under the "default PFIC regime" (i.e., in the absence of one of the elections described below) gain recognized by the U.S. holder on a sale or other disposition (including a pledge) of the ordinary shares would be allocated ratably over the U.S. holder's holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for that taxable year. Similar rules would apply to the extent any distribution in respect of ordinary shares exceeds 125% of the average of the annual distributions on ordinary shares received by a U.S. holder during the preceding three years or the holder's holding period, whichever is shorter.

In the event we were treated as a PFIC, the tax consequences under the default PFIC regime described above could be avoided by either a "mark-to-market" or "qualified electing fund" election (“QEF election”). A U.S. holder making a mark-to-market election generally would not be subject to the PFIC rules discussed above, except with respect to any portion of the holder's holding period that precedes the effective date of the election. Instead, the electing holder would include in ordinary income, for each taxable year in which we were a PFIC, an amount equal to any excess of (a) the fair market value of the ordinary shares as of the close of such taxable year over (b) the electing holder's adjusted tax basis in such ordinary shares. In addition, an electing holder would be allowed a deduction in an amount equal to the lesser of (a) the excess, if any, of (i) the electing holder's adjusted tax basis in the ordinary shares over (ii) the fair market value of such ordinary shares as of the close of such taxable year or (b) the excess, if any, of (i) the amount included in ordinary income because of the election for prior taxable years over (ii) the amount allowed as a deduction because of the election for prior taxable years. The election would cause adjustments in the electing holder's tax basis in the ordinary shares to reflect the amount included in gross income or allowed as a deduction because of the election. In addition, upon a sale or other taxable disposition of ordinary shares, an electing holder would recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of the election for prior taxable years over (b) the amount allowed as a deduction because of the election for prior taxable years).

Alternatively, a U.S. holder making a valid and timely QEF election  generally would not be subject to the default PFIC regime discussed above. Instead, for each PFIC year to which such an election applied, the electing holder would be subject to U.S. federal income tax on the electing holder's pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts were actually distributed to the electing holder. However, because we do not intend to prepare or provide the information that would permit the making of a valid QEF election, that election will not be available to U.S. holders.

If we were considered a PFIC for the current taxable year or any future taxable year, a U.S. holder would be required to file annual information returns for such year, whether or not the U.S. holder disposed of any ordinary shares or received any distributions in respect of ordinary shares during such year.

Backup Withholding and Information Reporting.    U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an "exempt recipient." In addition, U.S. holders may be subject to backup withholding (at a 28% rate) on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information.  We hereby incorporate by reference the following:

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 21, 2013 (File 001-14552);

•	Description of our ordinary shares set forth in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 21, 2013 (File No. 001-14552);

•	Current Report on Form 6-K filed on February 28, 2013;

•	Current Report on Form 6-K filed on May 29, 2013;

•	Current Report on Form 6-K filed on August 1, 2013;

•	Current Report on Form 6-K filed on August 8, 2013;

•	Current Report on Form 6-K filed on September 3, 2013; and

•	Current Report on Form 6-K filed on October 30, 2013.

All Annual Reports on Form 20-F and all Current Reports on Form 6-K, which are identified by us as being incorporated herein by reference, filed subsequent to the date of the registration statements on Form F-3, of which this prospectus supplement forms a part, including documents filed prior to the effectiveness of such registration statements, but before the termination of the offering by this prospectus, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference herein but has not been previously delivered upon written or oral request to:

Izhak Nakar
Active Executive Chairman
Top Image Systems Ltd.
2 Ben Gurion St.
Ramat Gan, 52573
Israel
Tel: 972-3-767-9100

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed registration statements on Form F-3 relating to the securities offered by this prospectus supplement and the accompanying prospectus with the SEC. This prospectus supplement and the accompanying prospectus make up a part of those registration statements, which include additional information. You should refer to the registration statements and their respective exhibits for additional information. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statements for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.  However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm.  We also file with the SEC Current Reports on Form 6-K.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov.

Our website address is http://www.topimagesystems.com.  Information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Prospectus

4,050,000 Ordinary Shares

TOP IMAGE SYSTEMS LTD.

This combined prospectus relates to the sale, from time to time, of up to 4,050,000 ordinary shares of Top Image Systems Ltd.  The shares are comprised of:

•
up to 3,200,000 of our ordinary shares to be sold directly by us, from time to time in one or more offerings, with an aggregate initial offering price of up to $12,288,000 based on our share price on October 18, 2013; and

•
up to 850,000 of our ordinary shares to be sold directly by the selling shareholders described herein, from time to time in one or more offerings, with an aggregate initial offering price of up to $4,743,000, based on our share price on January 10, 2014.

We and the selling shareholders may offer the common shares independently or together for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of the common shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” and “About this Prospectus” sections for more information.

Our ordinary shares are currently listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “TISA” and on the Tel Aviv Stock Exchange, or TASE, under the symbol “TISA-L.”  On January 10, 2014, the closing price of our ordinary shares on the NASDAQ was $5.58 per share, and New Israeli Shekel, or NIS 20.65 per share at the TASE.

An investment in our ordinary shares is speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2014.

We have not authorized anyone to provide you with information or make any representation other than the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement.   This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, and this prospectus and any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy under circumstances and in jurisdictions where it is unlawful to do so.  You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is accurate or complete as of any date, other than the date of the applicable document.  Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This is a combined prospectus pursuant to Rule 429 promulgated under the Securities Act of 1933 and is a

•
supplemental prospectus which is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, which became effective on December 4, 2013 with respect to our proposed sale of 3,200,000 of our ordinary shares which may be offered and sold from time to time in one or more offerings by us; and

•
a  prospectus which is part of a registration statement on Form F-3 that we filed with the SEC on January  14, 2014 (and which has not yet been declared effective) with respect to proposed sale by the selling shareholders named herein of up to 850,000 of our ordinary shares which may be offered and sold from time to time in one or more offerings by the selling shareholders

 You should read both this prospectus, especially the information discussed under “Risk Factors,” and any prospectus supplement together with the information described in this prospectus in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

We may add to or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference.  To the extent that any statement made in a prospectus supplement conflicts with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

The rules of the SEC allow a company to incorporate by reference certain information into this prospectus.  See “Incorporation of Certain Information by Reference” for a description of the documents from which information is incorporated, and where you can get a copy of such documents.

Unless the context requires otherwise, reference in this prospectus to “we,” “us,” “our,” “TIS,” “Top Image Systems” or the “Company” refers to Top Image Systems Ltd. and its subsidiaries.

References to “$,” “U.S. $,” or “dollars” are to U.S. dollars, unless otherwise indicated. Except as otherwise indicated, financial statements of, and financial information regarding, TIS are presented in U.S. dollars.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts and that reflect our expectations, beliefs, projections, future plans and strategies, anticipated events or trends.  For example, statements related to our future financial condition or results of operations, management’s strategies and objectives and expected market growth are forward-looking statements.  Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “predicts,” “anticipates,” or “potential” and similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to:

•	fluctuations in the market price of our ordinary shares;

•	the possibility that our ordinary shares could be delisted from NASDAQ or the TASE;

•	potential dilution to the holders of our ordinary shares as a result of future issuances of our securities;

•	quarterly fluctuations in our results of operations;

•	our level of indebtedness and ability to make debt payments;

•	unstable conditions in the global economy and capital markets;

•	future acquisitions that could require significant resources or result in unanticipated adverse consequences;

•	competitive pressures in the data capture and automatic form processing markets;

•	the success of our strategic marketing relationships;

•	our ability to continue technological innovation and successful commercial introduction of new products;

•	our history of losses and the potential for future losses;

•	our ability to protect intellectual property and other proprietary information;

•	political or financial instability in the countries where we do business;

•	exposure to currency fluctuations; and

•	other risks and uncertainties described in this prospectus.

The risks included in this section are not exhaustive.  You should carefully consider the section entitled “Risk Factors” in this prospectus and reports filed with or furnished to SEC, which include additional factors that could impact our business and financial performance, before making any investment decision with respect to our securities.  If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition and results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment in our ordinary shares.

Forward-looking statements contained in this prospectus and documents incorporated by reference into this prospectus are based on our current plans, estimates and projections, and, therefore, you should not place undue reliance on them as a prediction of future results. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus.  This summary is not complete and may not contain all of the information that is important to you.  You should carefully read this prospectus, including the information in the section entitled “Risk Factors,” the information we incorporate by reference, and the documents to which we refer you in their entirety. We may update the information herein from time to time through prospectus supplements.

Top Image Systems

We develop and market automated data capture solutions for managing and validating content gathered from customers, trading partners and employees.  Whether originating from electronic, paper, mobile or other sources, our solutions deliver digital content to the applications that drive an enterprise by using advanced technologies including wireless communications, servers, form processing and information recognition systems.  Our software improves business processes by integrating different types of data from multiple sources.  Our products integrate information regardless of the source and format of the data, whether structured, as in the case of application forms or surveys, or semi-structured, such as invoices, purchase orders, checks, freight and shipping bills and others.  Our solutions seamlessly deliver the extracted data to applications such as document and content management, enterprise resource planning, or customer relationship management.  Our solutions minimize the need for manual data entry by automatically reading, identifying, interpreting and processing information, thereby increasing data capture accuracy and the rate of information processing.  The platform solution we offer replaces traditional means of extracting information from paper-based documents and integrates multiple information sources into a single enterprise-level solution that increases speed and efficiency.

Products

Our  product offering is based on our eFLOW flagship platform, which is an among industry-leading document and content capture and workflow platform that empowers a wide variety of solutions, the top five of which we focus on today: Accounts Payable (AP) Automation, Digital Mailroom, e-Government, eFLOW for Banks and TIS Mobile Capture & Payment Solutions.

eFLOW Document and Content Capture and Workflow Platform

eFLOW is our advanced proprietary platform that leverages our 20 years of experience. Large and mid-sized enterprises across the globe benefit from this expertise and deploy eFLOW end-to-end solutions to collect information from different types of inbound documents and process them to provide actionable data delivered to their ERP, CRM and workflow systems.

eFLOW is a modular solution based on one platform. Each module has been customized to tackle different business challenges using one uniform underlying technology and infrastructure. Companies can target their most urgent problems and then expand the solution through their enterprise as required module by module. Businesses benefit from streamlined processes across the company and a consistent look and feel. eFLOW is a scalable solution that can grow with the customer’s business.

The eFLOW technology includes mechanisms and engines that allow it to continuously achieve very high recognition rates for complex of documents. eFLOW captures all incoming information at the gateway to the business – from structured, semi-structured, and unstructured document formats, and from - paper, fax, email and other digital files,  mobile devices and more. Both printed and handwritten content is processed using our powerful OCR software functionality. Information from documents is automatically extracted, classified and verified, and fed to other enterprise systems for further action.

Our R&D group constantly improves the eFLOW technology, its algorithms and architecture in order to maintain its industry-leading intelligent capture and recognition of complex documents. In 2012 eFLOW was recognized by Forrester Research as one of the top five multichannel capture solutions, being the only solution to score 5 out of 5 in both "Intelligent Data Capture" and OCR Support.

eFLOW INVOICE for Accounts Payable (AP) Automation

Accounts Payable, or AP, automation, is a need shared by almost every large and mid-sized enterprise which receives numerous invoices every day as part of their standard business activities. eFLOW INVOICE automates and streamlines the process of handling invoices in an organization, and interfaces with the customer’s ERP system.

In 2012 Top Image Systems augmented the eFLOW INVOICE solution by adding functionality for e-Invoice processing, incorporating other aspects of the invoice processing function, enabling seamless process automation,  approval workflow and interface to ERP for payment.

eFLOW DMR - Intelligent Digital Mailroom

eFLOW DMR - Digital Mailroom enables an enterprise to collect all inbound information on one platform and combine it into a single electronic data capture workflow. The incoming content is captured, classified, prioritized and accurately routed without delay to all destinations across the organization. This process results in improved efficiency and customer service, better relationships with suppliers and business partners, as well as reduced errors and associated costs.

In 2012 eFLOW DMR strengthened its artificial intelligence algorithms, enabling it to recognize incoming documents in complete context related to other materials, and allowing faster and more accurate recognition and classification.  We also enhanced the system’s ability to generate automatic responses to incoming mail which facilitate immediate reaction to critical issues, improve responsiveness to customers and significantly save time and money by eliminating routine manual mail-related tasks.

eFLOW e-Government & Forms Processing

We are among world leaders in processing population censuses and related projects in which governments need to collect and process high volumes of form-based data in very short timeframes. Related projects include election processing projects, social security, tax and other government form processing projects, as well as postal service projects in which various types of postal items are quickly scanned and processed for accurate and rapid tracking and delivery.

eFLOW for Banks

The banking and financial industry has undergone an information technology revolution to enable its core banking systems to provide a satisfactory response to new and growing needs  stemming from competition, regulation and volatile global market conditions. However, the "outer envelope" framing typical banking business processes is still dependent on forms, paper documents, manual processes and cumbersome procedures which reduce efficiency and profitability, impair user experience and jeopardize customer satisfaction.  We fill the banking "envelope gap" with our eFLOW for Banks.

The eFLOW for Banks automates the numerous daily typical document-centric processes, including account opening, lockbox, loan origination and many more.  The eFLOW for Banks enables banks to more easily implement various procedures and workflows, such as account initiation and administration involving the application of regulatory rules such as KYC (Know Your Customer) and Four-Eyes. Check clearing, lockbox, fraud detection and signature verification, credit card verification and many other document- based processes can be digitized and automated to significantly improve efficiency and customer satisfaction.

TIS Mobile Capture & Payment Solutions

We combine our technological knowledge in the area of recognizing and processing content with knowledge of a wide variety of existing mobile smart user devices to develop mobile capture apps and solutions that process content using mobile devices such as smartphones and tablets.

In 2012, we introduced our initial mobile capture and payment solution suite – MobiCHECK, MobiPAY, MobiFLOW and MobiCLOUD – officially introducing the solutions on the US market at the Remote Deposit Capture Summit 2012 in Florida in September and pursuing partnerships to resell the solutions.  We continue to enhance our mobile capture and payment solution offering to meet the rapidly expanding needs of this growing market.

Our mobile remote check deposit solution MobiCHECK allows banks to offer their customers a mobile check deposit solution which carries all the “brainpower” on the mobile device itself; users do not need to guess how and when to  snap the image with the mobile phone camera – because the application does that automatically for them.

eFLOW Industry Solutions

We provide innovative solutions to a range of vertical markets in both the private and public sectors.  With eFLOW® clients gain a remarkable improvement in business process efficiency while reducing their operating costs.  We have packaged eFLOW® in pre-configured solutions for various sectors.

We believe that our eFLOW applications and solutions, which we  improved in 2012, provide proven value to all the industry markets above; we have been very active automating document-centric processes across various industry segments, including not only in the financial services sector (banking, insurance) but also in postal, transportation and logistics and retail and manufacturing.  In parallel we expend great efforts to build and support our partnerships with many large BPOs that base their document processing services on eFLOW technology.

Principal Markets

We have significant operations in the United States, Israel, the United Kingdom, Germany and Singapore, and a small sales office in Japan.  Our U.S. branch is responsible for sales, marketing and support activities in the United States, Canada. In addition, we believe that significant opportunities exist in other countries of Western and Eastern Europe, South Africa and Australia.  We have several local sales and technical representatives in France, Spain, Italy, the Netherlands, Latin America, and Australia.  These representatives manage our sales, marketing and operational activity in their locations, providing integration and implementation services, as well as marketing support.

Corporate Information

We were incorporated in Israel in March of 1991.  Our principal executive offices are located in Israel at 2 Ben Gurion Street, Ramat Gan, 52573, and our telephone number is +972-3-767-9100.  Our website address is http://www.topimagesystems.com.  Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

The Offering

Sales by the Company	We are offering up to 3,200,000 of our ordinary shares in primary sales from time to time.

Sales by the Selling Shareholders	The selling shareholders are offering up to 850,000 of our ordinary shares from time to time.

Outstanding Shares	12,088,049 ordinary shares as of December 31, 2013.

Use of proceeds
We intend to use the net proceeds received in respect of our sale of up to 3,200,000 ordinary shares for working capital, and other general corporate purposes, including expanding sales and marketing, research and development, and, possible acquisitions of, or business combinations with entities that involve, complementary technologies, businesses or products, although no such acquisitions are subject to any plan or arrangement or are being negotiated as of the date of this prospectus.  Although we have spoken to various potential acquisition targets in the past, no understanding has been reached, and no portion of the net proceeds has been allocated for any specific acquisition.

We will receive no proceeds from sales of up to 850,000 ordinary shares by the selling shareholders.

NASDAQ symbol	“TISA.”

TASE symbol	“TISA-L.”

Risk factors	You should consider carefully risks that are described in the “Risk Factors” section of this prospectus beginning on page 6 before investing in our securities.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk.  You should consider carefully the following risk factors, as well as the other information contained in and incorporated by reference into this prospectus, including our consolidated financial statements and the related notes, before you decide to purchase our ordinary shares. If any of the following risks, or risks and uncertainties not currently known to us or that we believe are immaterial, occur, it could have a material adverse effect on our business, financial condition, results of operations and prospects, the value of our ordinary shares could decline, and you could lose all or part of your investment in our ordinary shares.

Risks Related to Our Business

If we are unable to achieve and maintain a leading position and to build awareness of our brands, we may not be able to compete effectively against competitors with greater name recognition and our sales could be adversely affected.

If we are unable to economically achieve and maintain a leading position in data recognition software or to promote and maintain our brands, our business, results of operations and financial condition could suffer.  Development and awareness of our brands will depend largely on our success in increasing our customer base.  In order to attract and retain customers and to promote and maintain our brands in response to competitive pressures, we may be required to increase our marketing and advertising budget or increase our other sales expenses.  There can be no assurance that our efforts will be sufficient or that we will be successful in attracting and retaining customers or promoting our brands.  Failure in this regard could harm our business and results of operations.

Our capital requirements have historically been significant and we may not in the future be able to meet our requirements with our working capital.

Historically, our capital requirements have been significant. We may in the future require additional financing to fund our operations and capital requirements beyond our current resources, our cash flow from our operations or funding under our revolving line of credit.  In such event, we cannot assure you that additional financing will be available to us when needed, on commercially reasonable terms, or at all.  We have no expectation that our existing shareholders will provide any portion of our future financing requirements.  Any inability to obtain additional financing when needed would have a material adverse effect on us, requiring us to curtail our expansion efforts.  In addition, to the extent that we incur substantial indebtedness, we will be subject to risks associated with incurring substantial indebtedness, including the risk that interest rates may fluctuate, and cash may be insufficient to repay interest and principal on any such indebtedness.  Any additional equity financing may involve substantial dilution of the interests of our then-existing shareholders.

We have had difficulties in making our debt payments and may not be able to make debt payments that we may incur in the future.

In December 2006, through the issuance of convertible debentures, we raised net proceeds of NIS 61.9 million (approximately $14.8 million at the date of issuance).

 The first principal payment on the debentures was due December 31, 2009.  Prior to the first principal payment we concluded that making full payment at such time would have had an adverse effect on our cash flow and, therefore, initiated negotiations with our debenture holders in order to reach an alternative payment arrangement.   That arrangement was approved by the debenture holders on November 24, 2010 and by the Tel Aviv District Court on December 13, 2010, and the amendment to the indenture, pursuant to which the debentures had been issued, was entered into on December 31, 2010.  In 2011, we raised funds in a private placement and used them to repay the remaining outstanding principal balance of, and accrued interest on, the convertible debentures in full.

In 2011, we entered into a credit agreement with Leumi bank, which provides for a revolving credit facility that is up to $2,000,000. As of September 30, 2013, we had borrowed $1,521,000 pursuant to the credit facility. Our ability to meet our existing and future obligations under the credit facility or otherwise will depend on whether we can implement our strategy as well as on financial, competitive and other factors, including factors that are beyond our control.

            Any failure to make timely payments could result in a material adverse effect on our business, prospects, financial condition and results of operations.

The impact of a continuing global economic downturn, including the European debt crisis, may have a material adverse effect on our business, results of operations and financial condition.

We sell our products and services in various countries around the world, with a concentration in Europe. Consequently, our sales and profitability are dependent on general economic conditions globally and locally. The weakening of consumer and corporate confidence, declining income and asset values in many areas and other adverse factors related to the global economic downturn that has been ongoing during the past several years  has resulted in our customers and the end-users of our products, services and solutions, postponing or reducing spending on our products, services and solutions.  A substantial and lasting slowdown of the global economy could result in a continuation of that trend thereby adversely affecting our business.

The global economic downturn and the European debt crisis in particular have also led to more limited availability of credit which may have a negative impact on the financial condition, and in particular on the purchasing ability, of some of our customers and may also result in requests for extended payment terms, credit losses, insolvencies, limited ability to respond to demand or diminished sales channels available to us. The generally difficult economic conditions combined with tightening credit markets may also cause financial difficulties for our suppliers and collaborative partners which may result in their failure to perform as planned and, consequently, in delays in the delivery of our products, services and solutions.

For example, the European debt crisis, which has had a negative impact on the European economy, may have adverse impact on our operations.  In 2010, 2011, 2012 and the six months ended June 30 2013, we generated $14.3 million, $20.5 million , $19.9 million and $8.6 million, respectively, of revenues from our operations in Europe, which represented 66%, 71% , 64% and 65%, respectively, of our total revenues. We are not certain that we will be able to maintain those levels in light of the ongoing economic difficulties in Europe. The tightening of European credit markets may result in additional deterioration of our customers’ and end-users’ credit quality or access to cash, which could lower the realization rate on our accounts receivable.  In addition, the debt crisis in certain European countries could cause the value of the Euro to deteriorate, reducing the purchasing power of our customers and end-users of our products or services, which can lead to the lower demand for such products or services, increase our exposure to losses from bad debts or result in our customers or end-users ceasing operations, any of which could materially adversely affect our business, financial condition and results from operations.

The difficult global economic conditions may also result in inefficiencies due to our reduced ability to forecast developments in our industry and plan our operations accordingly. Adverse economic conditions affecting us, our current and potential customers, their spending on our products, services and solutions, and our suppliers and collaborative partners may have a material adverse effect on our business, results of operations and financial condition.

If we acquire additional businesses, it may lead to increased expenditures and integration costs, and could strain management, financial, and operational resources.

Between 2007 and 2009, we acquired related complementary businesses in an effort to expand capacity, enter new markets and diversify our sources of revenue.  Those acquisitions strained our management, financial and operational resources.  Any future acquisition may also generate such strain. In the event we engage in additional acquisitions, they may also result in potentially dilutive issuances of equity securities, incurrence of additional debt, the assumption of known and unknown liabilities, the amortization of expenses related to intangible assets and the impairment of goodwill, all of which could harm our business, financial condition and operating results.

We currently have subsidiaries in foreign countries and additional acquisitions in foreign countries, should we choose to pursue them, may pose additional problems. We could experience inefficiencies in conducting our business as we integrate new operations and manage geographically dispersed operations.  Also, the acquired businesses may not yield the income and levels of activity we expected them to yield, which may result in losses.

Additionally, we may not succeed in retaining or hiring qualified management, sales, customer support, and technical personnel to integrate acquired operations, manage future growth effectively, and accomplish our overall objectives.  Competition for qualified personnel is intense.  If we expand too fast, or fail to integrate our recently acquired businesses or other new businesses, or lose key personnel from our recently acquired businesses or other businesses, there could be a material adverse effect on our business, prospects, financial condition and results of operations.

The market  for data capture systems, automatic form processing systems and mobile data captures highly competitive.

The market for data capture systems in general, and for automatic form processing systems in particular, is characterized by intense competition, significant price erosion over the life of the product, and rapidly changing business conditions, customer requirements, and technology.  Our products compete with those developed and marketed by numerous well-established companies, including EMC (Captiva Software), Mitek, Banctec, Kofax (formerly, Dicom Group), Datacap, and ReadSoft, as well as with manual data entry systems.  Many of our competitors have longer operating histories and greater financial resources than we do.  Furthermore, certain of these competitors are industry leaders with the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for computer software.  The fact that our resources are more limited places us at a significant disadvantage.  This risk is particularly acute during difficult economic times. Further, the emerging market for mobile data capture systems in which we are competing, even at this stage of its development, is characterized by intense competition and rapidly changing business conditions, customer requirements, and technology.  We are in competition with Mitek and others in that market. The emerging nature of the market may impose financial risks that competitors with greater financial resources are more equipped to bear.

A slowdown in our customers’ industries could adversely impact the sale of our products and our prospects of achieving or maintaining profitability.

A slowdown in the industries to which we sell our products would likely result in significantly reduced product demand, erosion of selling prices and overcapacity.  Such a downturn could materially reduce demand for the products and technology that we offer.  In addition, our ability to reduce expenses in response to any downturn or slowdown in such industries may be limited because of:

•	our continuing need to invest in research and development;

•	our capital equmarketing requirements.ipment requirements; and

•	marketing requirements.

A slowdown could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our success depends on our strategic marketing relationships and the marketing and distribution efforts of our distributors and other strategic partners.

Our business and prospects depend upon our ability to maintain our existing, and to develop additional, strategic marketing relationships and upon the marketing and distribution efforts of our distributors and other strategic partners.  The loss or diminishment of our relationship with any one of our significant strategic partners could have a material and adverse effect on our existing operations and growth prospects.  We normally attempt to recruit distributors with established distribution channels and reputations for marketing and installing document imaging, data capture and workflow systems to market our products. We cannot assure you that we will be able to develop such relationships. Our litigation with Mitek (see "Our success depends on our proprietary software technology" and “We may be subject to potential liabilities arising from a patent claim filed against us in the United States”) may impact the willingness of others to enter strategic partnerships with us.

Our indsstry is marked by rapid technological changes and frequent new or updated product introductions, and if we do not respond to such rapid technological changes, new product introductions and enhancements and evolving industry standards, our products and services could become obsolete.

As processing speeds increase, memory capacities expand and software is upgraded, we need to ensure our products, capitalize on these developments, and remain compatible with industry standards.  Our ability to compete will depend upon our ability to offer state-of-the-art products in a timely and cost-effective manner.  Our product decisions must anticipate the changing demand for products.  If we are unable to develop, modify and enhance our existing technology to respond to such changing standards and customer demands, our business could be adversely affected.  In addition, the development of new technologies, new product introductions or enhancements by our competitors could adversely affect our sales.

We have had a history of losses and may incur future losses.

Since our inception in March 1991, we have incurred net losses in every year other than in 1995, 1997, 1998, 2006, 2008, 2011 and 2012, and our losses may recur and continue.  For the year ended December 31, 2012, we had an accumulated deficit of $19,806,000. As of June 30th 2013, we had an accumulated deficit of $20,890,000. We plan to maintain the level of our aggregate product development expenses. We cannot assure you that our revenues will grow or that we will continue to achieve profitability in the future. Failure to increase revenues could result in a material adverse effect on our business, prospects, financial results and results of operations.

We have a history of quarterly fluctuations in our results of operations and expect these fluctuations to continue, this may cause our stock price to decline.

We have experienced and expect to experience in the future significant fluctuations in our quarterly results of operations.

Our lengthy sales cycle increases our exposure to customer cancellations or delays in orders, which may result in volatile quarterly revenues.  Given the high average selling price of, and the cost and time required to implement our solutions, a customer’s decision to license our products typically involves a significant commitment of resources and is influenced by the customer’s budget cycles and internal approval procedures for information technology purchases.  In addition, selling our solutions requires us to educate potential customers about our solutions’ uses and benefits.  As a result, our solutions have a long sales cycle, which can take 9 to 12 months or more.  Consequently, we have difficulty predicting the quarter in which sales to expected customers may occur and actual sales may not necessarily be in the same calendar quarter or even year in which we expended resources in connection with marketing to the client.  The sale of our solutions is also subject to delays from the lengthy budgeting, approval and competitive evaluation processes of our customers, which typically accompany significant capital expenditures.

Other factors that may contribute to fluctuations in our quarterly results of operations include:

•              the size and timing of orders;

•              customer deferral of orders in anticipation of new products, product upgrades or price enhancements;

•              customer deferral of orders due to general economic conditions or a customer’s specific cash flow shortages;

•              the high level of competition that we encounter; and

•              the timing of our product introductions, upgrades or enhancements or those of our competitors or of providers of complementary products.

Fluctuations in our quarterly results could discourage investors and cause the market price of our ordinary shares to decline.

Large customers have historically constituted a significant portion of our orders and if we become dependent on large customers, the loss of such customers could adversely affect us.

In some years, prior to 2010, sales to large customers accounted for a significant part of our sales, and  although in the six months ended on June 30 2013, and in 2012, 2011 and 2010, we had no customer who accounted for more than 10% of our total revenues, we are actively recruiting large customers and partners for our products.  If we become dependent on large customers our, business, prospects, financial conditions and results of operations could be adversely affected by the loss of such customers.

Our success depends on our ability to execute our restructuring.

Our plans for growth are dependent on our ability to execute the organizational restructuring detailed in "Recent Developments". We are devoting significant energy and resources to bringing about that restructuring based on the belief that it will allow us to expand the scope of our product offerings in the various markets around the world in which we are active and to increase our penetration of those markets.  That energy and those resources could be devoted to other activities. There is no assurance that we will be successful in executing the organizational restructuring or that, if we are successful, the restructuring will have the positive effects which we hope to achieve through it. If either occurs, our profits and growth could be adversely impacted.

Our success depends on our key personnel.

Our success depends upon the contributions of our executive officers and other key personnel.  All of our key management and technical personnel have expertise, which is in high demand among our competitors, and the loss of any of these individuals could cause our business to suffer.  We do not as a general matter maintain key person life insurance policies on our officers, directors and key employees.

Our solutions require a sophisticated sales effort targeted at senior management of our prospective customers.  New employees in our sales department require extensive training and typically take several months to achieve full productivity.  There is no assurance that we will be able to retain our sales staff, or that new sales representatives will ultimately become productive.  If we were to lose qualified and productive sales personnel, our revenues could be adversely impacted.

We may be subject to potential liabilities arising from a patent claim filed against us in the United States.

On September 25, 2012, TIS America Inc. and Top Image Systems, Ltd. were named as defendants in Case Number 1:12-cv-01208-UNA, filed by Mitek Systems, Inc. for alleged infringement of five United States patents in the United States District Court for the District of Delaware.  Mitek filed a First Amended Complaint on January 11, 2013 adding one patent.  An answer to the First Amended Complaint was filed on January 28, 2013.  We are in the process of discovery and a trial is scheduled for December 8, 2014.

The lawsuit relates to technology used in our MobiCHECK software. Mitek is seeking an injunction, a declaration of infringement, an award of damages, enhanced damages and reasonable attorney’s fees, pre- and post-judgment interest, and other relief to which the Court finds it is justly entitled.

While we believe that Mitek’s claim is without merit, we cannot assure you that the suit will be dismissed or that we will prevail. If Mitek is successful, or if we agree to settle the lawsuit, we might be unable to pursue, or be severely limited in, our marketing and sale of MobiCHECK and possibly other products might restricted or be subject to significant obligations to pay royalties. Further, even if we prevail in the lawsuit, intellectual property litigation is expensive and tends to divert management attention from our business. Accordingly, if any of the foregoing risks are realized, the lawsuit could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our success depends on our proprietary software technology.

Our success depends upon our proprietary software technology.  Although we believe that our technology has been developed independently and does not infringe on the proprietary rights of others, we cannot assure you that the technology does not and will not infringe or that third parties will not assert infringement claims against us in the future.  In the case of infringement, we would, under certain circumstances, be required to modify our products or obtain a license.  We cannot assure you that we would be able to do so either in a timely manner under acceptable terms and conditions or at all, or that we will have the financial or other resources necessary to defend successfully a patent infringement or other proprietary rights infringement action.  Further, even if we were not infringing, intellectual property litigation is expensive and time consuming for management.  Failure to do any of the foregoing could have a material adverse effect on us.  Furthermore, if our products or technologies are deemed to infringe upon the rights of others, or if infringement claims are asserted against third parties whom we are obligated to indemnify, we could become liable for damages, which could have a material adverse effect on us.

Our products contain third party intellectual property which may expose us to additional risks.

We license components of our software systems and technology from third parties in reliance on such parties’ representations as to ownership of the licensed intellectual property.  If our licensors are found not to own or have rights to sublicense such rights to us and we are unable to replace the licensed technology with a comparable substitute, there could be a material adverse effect on our business prospects and financial results.  Even if we were to replace licensed technology with available alternatives, it could take time to identify the best replacement and integrate it into our software.  The delay and uncertainty could negatively impact our financial results. Furthermore, we could be sued for, or found liable for infringement arising from our use of such licensed technology and indemnity obligations, if any, on the part of the providers of such licensed technology might not be sufficient to cover liabilities we incur.

Our inability to protect our intellectual property could adversely affect our competitive position and, consequently, our business and operations.

Our success depends on our ability to protect our intellectual property. We rely upon trade secret protection, employee and third-party nondisclosure agreements and other intellectual property protection methods to protect our confidential and proprietary information.  Despite these efforts, we cannot be certain that others will not otherwise gain access to our trade secrets or copy and use information that we regard as proprietary without our authorization.  In the past, we have not obtained any patents.  As a result of a change in our intellectual property protection policy, we have begun to file patent applications with regard to relevant technology.  We have applications at this point for patents in the United States with regard to Mobile capture, full page images and contextual classification.  We may file additional patent applications in the future.  We cannot assure you that:

•	any of our existing patent applications will be accepted;

•	we will be successful in generating technology in the future which will be susceptible to applications for patents;

•	any patents which we may obtain will be broad enough to protect our technology, will provide us with competitive advantages or will escape challenge or invalidation by third parties;

•	the patents of others will not have an adverse effect on our ability to do business; or

•	others will not independently develop similar products, duplicate our products or, if patents are issued to us, design around these patents.

Further, the laws of foreign jurisdictions where we sell and seek to sell our products may afford little or no protection of our intellectual property rights.  We cannot assure you that the protection provided to our intellectual property rights by the laws and courts of foreign nations will be substantially similar to the remedies available under U.S. law.

Our products may contain defects, damaging our reputation, causing a loss of customers, requiring us to allocate significant time and financial resources to correct, and potentially resulting in liability claims.

Our products may contain undetected errors or defects, particularly when first introduced or when new versions or enhancements are released.  In the past, we have discovered minor software bugs in certain products after they were released to the market.  Such errors or defects could require us to divert financial and other resources to correct the problems.

In addition, our products are combined with complex products developed by other vendors.  As a result, should problems occur, it may be difficult to identify the source or sources of the problems.  Defects and errors, or end-user perception of defects and errors, found in current versions, new versions or enhancements of these products after commencement of commercial shipments may result in:

                  •      damage to brand reputation;

                  •      loss of customers;

                  •      delay in market acceptance of current and future products;

                  •      diversion of development and engineering resources to correct defects or errors; and

                  •      warranty or product liability claims.

Although we have product liability insurance, defects, errors or successful product liability claims against us could have a material adverse effect on our business, prospects and financial results.

We engage in international sales, which expose us to a number of foreign political and economic risks.

We have significant operations in foreign countries, including research and development, sales and customer support operations.  Currently, in addition to our operations in Israel, we have significant operations in the United Kingdom, Germany, and Singapore and in the United States where we recently opened our new North American office.  Our international sales and other operations are subject to risks inherent in doing business in foreign countries, including, but not limited to:

                  •      changing domestic and foreign customs and tariffs or other trade barriers;

                  •      potential staffing difficulties and labor disputes;

                  •      managing and obtaining support and distribution for local operations;

                  •      difficulty in enforcing agreements through the different legal systems of the countries in which we operate;

                  •      customers in the various countries in which we operate may have long payment cycles;

                  •      seasonal reductions in business activity in certain parts of the world;

                  •      restrictions on our ability to repatriate earnings from countries in which we operate;

                  •      credit risk and financial conditions of local customers and distributors;

                  •      potential difficulties in protecting intellectual property;

                  •      potential imposition of restrictions on investments;

                  •      potentially adverse tax consequences;

                  •      foreign currency exchange restrictions and fluctuations;

                  •      natural disasters; and

                  •      local political and social conditions, including the possibility of hyperinflationary conditions, terrorism and political instability in certain countries.

Approximately 64% of our revenues in 2012 and 65% of our revenues in the six months ended June 30, 2013 were generated from sales made in the European Union. If this trend continues, we may be more particularly exposed to the risk of losing business and revenues as a result of trade restrictions imposed by the European Union as well as ramifications of the debt crisis in certain European countries.  See “The impact of a continuing global economic downturn, including the European debt crisis, may have a material adverse effect on our business, results of operations and financial condition”.

We may not be successful in developing and implementing policies and strategies to address the foregoing risks in a timely and effective manner at each location where we do business.  Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our international operations or upon our financial condition and results of operations.

We may be adversely impacted by fluctuations in currency exchange rates.

We maintain operations and generate revenues in a number of countries.  The results of operations and the financial position of our local operations are generally reported in the relevant local currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, exposing us to currency translation risk.  In addition, we are exposed to currency transaction risk because some of our expenses are incurred in a different currency from the currency in which our revenues are received.  Our most significant currency exposures are to the Euro, New Israeli Shekel, British Pound and Singapore dollar. Approximately 65% of our revenues in the six months ended June 30 2013, and 64% of our revenues in 2012 were generated in the European Union. In periods when the U.S. dollar weakens against these other currencies, our reported results of operations may be adversely affected. Although from time to time we may purchase forward exchange contracts to reduce currency transaction risk, these purchases will not eliminate translation risk or all currency risk.

 Political, economic and military conditions in Israel may adversely affect our ability to develop, manufacture and market our products.

Because our principal offices are located in Israel, political, economic and military conditions in Israel directly affect our operations.  Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors.  A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel.  There has been a marked increase in such hostility and a significant deterioration of Israel’s relationship with the Palestinian community since October 2000, and especially since Hamas, an Islamic movement responsible for many attacks against Israelis, has led the government of the Palestinian Authority.  In 2010, events and developments related to the Israeli-Palestinian conflict have also led to a deterioration of Israel’s relations with Turkey, with whom Israel currently has a free trade agreement.  In addition, 2011 and 2012 were marked by increasing instability in neighboring Arab countries including Egypt, Jordan, Tunisia, Libya, Bahrain, Yemen and Syria culminating in the replacement of certain leaders in some of those countries.  In addition, there is a high level of tension relating to Iran’s nuclear capabilities, Iran’s threats to attack Israel, and the potential response of Israel and the international community to Iran’s gaining nuclear capabilities. Civil war in Syria has intensified with stray ammunition from the conflict landing in Israel from time to time. Continuing or escalating instabilities and hostilities in the region or curtailment of trade between Israel and its present trading partners as a result or in response to such instabilities may have an adverse effect on our business conditions, including our ability to develop, manufacture and market our products.

Rising political tensions and negative publicity about Israel may negatively impact demand for our products.

Our principal offices are located in Ramat Gan, Israel. A number of groups in several countries have called for consumer boycotts of Israeli products. While many of those boycotts are focused on products originating in the West Bank and Ramat Gan is not in that area, other boycotts do not differentiate between different areas under Israeli control.  Various political events from time to time have led to the revival or intensification of boycott efforts. Existing or future boycott efforts might adversely affect our sales efforts, and could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our operations may be disrupted by the obligation of key personnel to perform military service.

Generally, all male adult citizens and permanent residents of Israel under the age of 42 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) are obligated, unless exempt, to perform military reserve duty annually and some of our executive officers and employees in Israel are so obligated.  Moreover, in the event of armed conflict in which Israel is involved or the threat of such conflict, our executive officers and employees might be called for active military duty for an unlimited period of time. Increased military activity could also result in a reduction of prospective qualified employees available to work for us to expand our business or replace employees on active military duty.  Our operations could be disrupted by the absence for a significant period of our executive officers or key employees as a result of military service.  Any disruption in our operations could adversely affect our ability to develop and market products.

We may not be able to expandour personnel or marketing efforts quickly enough to support our growth.

Because of our small size and our business strategy to increase our sales we anticipate an increased demand on all of our resources.  To the extent that our efforts to generate new business and increase demand for our products and services are successful, we will need to accurately estimate our need for personnel or marketing and customer support, or we may not be able to support our future growth.  For example, if we are successful in our efforts to obtain significant orders for our products, we may be required to install and service, on a timely basis, large numbers of installations at our customers’ locations.  We cannot assure you that we will be able to provide such services on adequate terms and conditions or at all.  Furthermore, in order to remain competitive and keep our products up to date, we need to continue to attract and retain a qualified team of employees.  If we fail to obtain the human resources our business requires, there could be a material adverse effect on our business, prospects, financial conditions and results of operations.

Government grants we received for research and development expenditures may be reduced or eliminated in the future due to Israeli government budget cuts.  Furthermore, our receipt of such grants limits our ability to develop products and transfer technologies outside of Israel, and require us to satisfy specified conditions.

In 2012, as several times in the past, we have received grants from the government of Israel through the Office of the Chief Scientist of the Ministry of Industry Trade and Labor, or the OCS, under the Law for the Encouragement of Industrial Research and Development, 1984 for the financing of a portion of our research and development expenditures in Israel.  Such grants bear royalties on sales of products utilizing technologies developed using such grants or arising out of such technologies up to a maximum of 100% of the amount of participation received, linked to the dollar, plus interest at the LIBOR rate. The total grants received in 2012 were about $183,000.  The terms of the OCS grants limit our ability to develop products and transfer technologies outside of Israel without the prior approval of the OCS, if such products or technologies were developed using OCS grants or arose out of such technologies.  The Israeli government may decide not to continue the program in the future at its current level or to terminate it altogether.  Such approval, if granted, will generally be subject to additional financial obligations.  In addition, if we fail to comply with any of the conditions imposed by the OCS, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received from the OCS, together with interest and penalties.  See also “Governmental Regulation” in Item 4 below.

If we fail to satisfy the conditions specified under Israeli law, we may be denied benefits to which we are currently entitled or may be entitled to in the future.

Our activities in Israel have been granted “Approved Enterprise” (established plan) and "Benefited Enterprise" status under "The Law for the Encouragement of Capital Investments, 1959", or the Investment Law, as amended.  The benefits available to an Approved Enterprise program or a Benefited Enterprise are normally in the form of favorable tax rates and are dependent upon the continuing fulfillment of ongoing conditions stipulated  in the certificate of approval or under applicable law.  If we fail to comply with these conditions, in whole or in part, benefits from tax exemptions or reduced tax rates would likely be denied us in the future.

For a description of the investment law and its recent material amendments, see “Additional Information-Law for the Encouragement of Capital Investments, 1959.”

The application and/or amendment of Israeli laws or laws of other countries may adversely affect our ability to enforce judgments or other rights.

Because our principal offices are located in Israel, we are subject to Israeli law.  Many of our contracts with third parties are subject to the laws of other jurisdictions.  We cannot assure you that any judgments granted in the United States or any jurisdiction other than Israel would be capable of enforcement or execution in Israel.  Nor can we assure you that any of our contracts pursuant to the laws of any foreign country are enforceable by us.  The inability to enforce or execute judgments or other rights and/or the possibility of the laws of various jurisdictions being amended from time to time may have a material adverse effect on our business, prospects, and financial condition.

Under current Israeli law, we may not be able to enforce covenants not to compete, and,therefore, we may be unable to prevent competitors from benefiting from the expertise ofsome of our former employees.

In general, we have entered into non-competition agreements with our employees in Israel. These agreements prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. Under current law, we may be unable to enforce these agreements, and it may be difficult for us to restrict our competitors from gaining the expertise that our former employees gained while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or its intellectual property. If we cannot demonstrate that harm would be caused to our material interests, we may be unable to prevent our competitors from benefiting from the expertise of our former employees.

Risks Related to Our Ordinary Shares

Our ordinary shares have been subject to frequent significant price fluctuations.

Trading in shares of companies listed on the NASDAQ and TASE in general and trading in shares of technology companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. These broad market and industry fluctuations may depress our share price, regardless of our actual operating results.

In addition, the trading price of our ordinary shares has been highly volatile and could continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including, but not limited to:

                  •      actual or anticipated period-to-period fluctuations in financial results;

                  •      litigation or the threat of litigation;

                  •      failure to achieve, or changes in, financial estimates by securities analysts, if any;

                  •      announcements regarding new or existing products or services or technological innovations by us or our competitors;

                  •      conditions or trends in the software industry;

                  •      additions or departures of key personnel or directors;

                  •      regulatory developments in the United States and other countries in which we operate;

                  •      developments or disputes concerning our intellectual property rights;

                  •      general market conditions;

                  •      overall fluctuations in the U.S. and Israeli equity markets; and

                  •      economic and other external factors or disasters or crises.

If we fail to maintain NASDAQ minimum price requirements, the TASE minimum valuation requirements or other applicable continued listing requirements, our ordinary shares could be delisted.

According to NASDAQ listing standards, if the stock price of a listed company falls below $1.00 a share for a period of 30 consecutive business days, such company’s stock may be subject to delisting unless such failure is cured within 180 days from the date on which NASDAQ notifies the listed company of such failure. There were periods in 2009 and 2010 during which our stock price fell below $1.00 per share.

According to the TASE rules, a company with stock that trades on both the TASE and NASDAQ must comply with the TASE minimum valuation requirements which currently provide that it must have a minimum market capitalization of NIS 25 million.  If the company does not comply with the minimum valuation requirements, compliance with which is being tested on a semi-annual basis, it is given six months to regain compliance or be delisted.  Our ordinary shares were in compliance with the minimum valuation requirements as of September 30, 2013.

If we fail to maintain the minimum price for our ordinary shares required by NASDAQ, maintain the minimum valuation required by TASE rules, or comply with other continued listing requirements of these exchanges, our ordinary shares could be delisted.

In addition, if our ordinary shares are delisted from NASDAQ, we will lose our status as a “dually-listed company” which will result in us being subject to different reporting requirements under Israeli securities laws and the rules and regulations of the Israeli Securities Authority and the TASE which may cause an increase in our reporting related costs and expenses.  In addition, the rules and regulations of the Israeli Securities Authority and the TASE will require our financial reports to be prepared in accordance with a different accounting method than we currently utilize, which will result in increases in our reporting related costs and expenses.

A large number of our ordinary shares could be sold in the market in the near future, which would cause downward pressure on the market price for our ordinary shares.

As of December 31, 2013, we had approximately 12,088,049.ordinary shares outstanding, of which 9,661,065 were held by shareholders who were not our directors, executive officers and more than 10% shareholders.  A substantial portion of our shares is currently freely trading without restriction under the Securities Act of 1933, as amended, or the Securities Act, having been registered for resale or held by their holders for over one year and are eligible for sale under Rule 144.  As of December 31, 2013, there were outstanding options and warrants to purchase an aggregate of approximately 1,587,523 ordinary shares.

This offering could result in the sale of up to 3,200,000 ordinary shares by us and an additional 850,000 ordinary shares by the selling shareholders.  Sales pursuant to this offering could have the effect of lowering the market price of our ordinary shares. Furthermore, if our shareholders determine to sell a significant number of shares into the market or there is a perception that the holders intend to sell these shares, including upon their exercise of options or warrants, there likely will not be a sufficient demand in the market to purchase the shares without a decline in the market price of our ordinary shares.  Moreover, continuous sales into the market of a number of shares in excess of the typical trading market for our ordinary shares, or even the availability of such a large number of shares, could depress the trading market for our ordinary shares over an extended period of time.

Future issuances of our ordinary shares could adversely affect the trading price of our ordinary shares and could result in substantial dilution to shareholders.

We may need to issue substantial amounts of our ordinary shares in financings or acquisitions in the future.  To the extent that the market price of our ordinary shares declines, we will need to issue an increasing number of ordinary shares per dollar of equity investment.  In order to obtain future financing if required, it is likely that we will issue additional ordinary shares or financial instruments that are exchangeable for or convertible into ordinary shares.  Capital raising activities, if available, and dilution associated with such activities could cause our share price to decline.

            Also, in order to compensate our directors, provide incentives to our employees and induce prospective employees and consultants to work for us, from time to time we offer and issue options to purchase ordinary shares and/or rights exchangeable for or convertible into ordinary shares.  Future issuances of shares could result in substantial dilution to shareholders.

Our ordinary shares are traded on more than one market and this may result in price variations.

Our ordinary shares are traded on the NASDAQ and on the TASE. Trading in our ordinary shares on these markets is effected in different currencies (US dollars on the NASDAQ and New Israeli Shekels on the TASE) and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). Consequently, the trading prices of our ordinary shares on these two markets often differ, resulting from the factors described above as well as differences in exchange rates and from political events and economic conditions in the United States and Israel. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

Our ordinary shares may become subject to the SEC’s penny stock rules.

Generally, transactions in securities that are traded in the United States at a market price per share of less than $5.00, may be subject to the “penny stock” rules promulgated under the Exchange Act.  Under these rules, broker-dealers who recommend such securities to persons other than institutional investors:

                  •      must make a special written suitability determination for the purchaser;

                  •      receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common shares become subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our ordinary shares in the United States may be significantly limited.  Some broker-dealers have adopted a policy under which they refuse to allow clients to hold penny stocks in their brokerage accounts, or refuse to open new accounts holding penny stocks. Accordingly, the market price of our ordinary shares may be depressed or limited, and investors may find it more difficult to sell the shares.

We have not paid dividends in the past.

We have never declared or paid any cash dividends on our ordinary shares.  We have retained any future earnings to finance operations and to expand our business and, therefore, may not pay any cash dividends in the future.

The rights and responsibilities of our shareholders are governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

We are incorporated under Israeli law. The rights and responsibilities of holders of our ordinary shares are governed by our articles of association and by the Israeli Companies Law, 5759-1999, or the Companies Law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, pursuant to the Companies Law each shareholder of an Israeli company has to act in good faith in exercising its rights and fulfilling its obligations toward the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders and class meetings, on amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers, and transactions requiring shareholders’ approval under the Companies Law. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who has the power to appoint or prevent the appointment of a director or officer in the company, or has other powers toward the company has a duty of fairness toward the company. However, Israeli law does not define the substance of this duty of fairness. Because Israeli corporate law has undergone extensive revision in recent years, there is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

As a foreign private issuer whose shares are listed on NASDAQ, we may follow certain home country corporate governance practices instead of certain NASDAQ requirements.

As a foreign private issuer whose shares are listed on NASDAQ, we are permitted to follow certain home country corporate governance practices instead of certain requirements of The NASDAQ Listing Rules.  As a foreign private issuer listed on NASDAQ, we may also follow home country practice with regard to, among other things, composition of the board of directors and quorum at shareholders' meetings.  A foreign private issuer that elects to follow a home country practice instead of NASDAQ requirements must submit to NASDAQ in advance a written statement from an independent counsel in such issuer's home country certifying that the issuer's practices are not prohibited by the home country's laws.  In addition, a foreign private issuer must disclose in its annual reports filed with the Securities and Exchange Commission each such requirement that it does not follow and describe the home country practice followed by the issuer instead of any such requirement.  Accordingly, our shareholders may not be afforded the same protection as provided under NASDAQ's corporate governance rules.

Provisions of Israeli law could delay, prevent or make difficult a change ofcontrol and therefore depress the price of our shares.

The Companies Law generally provides that a merger be approved by the board of directors and by the shareholders of a participating company by the vote of a majority of the shares of each class present and voting on the proposed merger. The Companies Law has specific provisions for determining the majority of the shareholder vote. Upon the request of any creditor of a constituent in the proposed merger, a court may delay or prevent the merger if it concludes that there is a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy its obligations to creditors. In general, a merger may not be completed until the passage of certain statutory time periods. In certain circumstances, an acquisition of shares in a public company must be made by means of a tender offer that complies with certain requirements of the Companies Law that differ from those that apply to U.S. corporations. Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. These provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making more difficult an acquisition of or merger with us, which, if public trading in our ordinary shares resumes, could depress our share price.

We are a foreign private issuer and you will receive less information about us thanyou would from a domestic U.S. corporation.

As a “foreign private issuer”, we are exempt from rules under the Exchange Act that impose certain disclosure and procedural requirements in connection with proxy solicitations under Section 14 of the Exchange Act. Our directors, executive officers and principal shareholders also are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder with respect to their purchases and sales of our shares. In addition, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As a result, you may not be able to obtain the same information relating to us as you would for a domestic U.S. corporation.

Due to an exemption available to us as a foreign private issuer, our interim financial information is not audited or review.

As a “foreign private issuer”, we are exempt from rules under the Exchange Act that require quarterly financial statements since our home jurisdiction does not require such disclosure.  While we provide interim financial information through Forms 6-K in accordance with NASDAQ requirements, such financial information is not audited or subject to the heightened level of review required of domestic issuers. As a result, you may not be able to obtain the same information relating to us as you would for a domestic U.S. corporation.

Although our internal control over financial reporting was considered effective as of December 31, 2012, there is no assurance that our internal control over financial reporting will continue to be effective in the future, which could result in our financial statements being unreliable, government investigation or loss of investor confidence in our financial reports.

                If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting. We may also identify material weaknesses or significant deficiencies in our internal control over financial reporting. In addition, our internal control over financial reporting has not been audited by our independent registered public accounting firm. In the future, if we are unable to assert that our internal controls are effective; our investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline. Failure to maintain effective internal control over financial reporting could also result in investigation or sanctions by regulatory authorities.

 SELLING SHAREHOLDERS

This prospectus covers the offering for resale from time to time by the selling shareholders named in this prospectus or in a prospectus supplement of up to 850,000 issued and outstanding ordinary shares.

As used in this prospectus, a “selling shareholder” includes any donee, pledgee, assignee or other transferee or successor-in-interest selling ordinary shares received from the named selling shareholder after the date of this prospectus.

The selling shareholders identified in the table below may from time to time offer and sell under this prospectus any or all of the ordinary shares described under the column “Number of Ordinary Shares Offered Hereby” in the table below.

The table below has been prepared based upon the information furnished to us by the selling shareholders.  The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

Any selling shareholders who are broker-dealers or affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their ordinary shares.

The following table sets forth the name and address of each selling shareholder and the number of our ordinary shares beneficially owned by the shareholder before this offering.  The number of shares disclosed in the table below as beneficially owned are those beneficially owned as determined under the rules of the SEC

Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling shareholder and the percentage of ownership of that selling shareholder, ordinary shares underlying warrants, options or convertible debentures, if any, held by that selling shareholder that are exercisable or convertible, as the case may be, within 60 days are included.  The shares issuable upon the exercise of any options or warrants or conversion of convertible debentures, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling shareholder.  The table also assumes the sale of all of the shares registered for resale by the selling shareholders pursuant to this prospectus.

Each selling shareholder’s percentage of ownership in the following table is based upon 12,088,049 ordinary shares outstanding as of December 31, 2013.

Izhak Nakar is our Active Executive Chairman and a director.  Ido Schechter is a director and a former Chief Executive Officer of the Company. Mr. Hong is the Managing Director of certain of our Asian operations.

	Ordinary Shares Beneficially Owned Prior to the Offering			Ordinary Shares Beneficially Owned After the Offering
Name and Address	Number of Shares	Percent (%)	Number of Ordinary Shares Offered Hereby	Number of Shares	Percent (%)

Izhak Nakar c/o Top Image Systems Ltd. 2 Ben Gurion St. Ramat Gan, 52573 Israel (1)	1,789,409	14.6%	500,000	1,289,409	10.5%

do Schechter c/o Top Image Systems Ltd. 2 Ben Gurion St. Ramat Gan, 52573 Israel (2)	520,075	4.3%	200,000	320,075	2.6%

Alex Toh Kian Hong c/o TIS (Singapore) Pte Ltd 7 Temasek Boulevard #07-03 Suntec Tower One Singapore 038987 (3)	420,000	3.5%	150,000	270,000	2.2%

(1) Comprised of 1,562,735 ordinary shares held by Nir 4 You Technologies Ltd., an investment company under Mr. Izhak Nakar’s control, 59,174 ordinary shares held directly by Mr. Nakar, and options held by Mr. Nakar to purchase 167,500 ordinary shares.

(2) Comprised of 405,075 ordinary shares and options held by Mr. Schechter to purchase 115,000 ordinary shares.

(3) Comprised of 400,000 ordinary shares and options held by Mr. Hong to purchase 20,000 ordinary shares.

PLAN OF DISTRIBUTION

We are registering 3,200,000 ordinary shares to be sold by us directly and 850,000 ordinary shares for sale by the selling shareholders.  We and the selling shareholders, as they case may be, may sell all or a portion of the ordinary shares offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

REASONS FOR THE OFFERING AND USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of up to 3,200,000 of our ordinary shares by use for working capital and other general corporate purposes, including expanding sales and marketing, research and development. We also might use a portion of the net proceeds for the acquisition of, or business combinations with entities that involve, technologies, businesses or products that are complementary to our business.  No such acquisitions are subject to any plan or arrangement or are being negotiated as of the date of this prospectus.  Although we have spoken to various potential acquisition targets in the past, no understanding has been reached, and no portion of the net proceeds has been allocated for any specific acquisition

The amounts we plan to spend on each area of our operations, including capital expenditures as well as the timing of any expenditures, are determined by internal planning and budgeting processes, and may change over time. Pending such uses, the net proceeds of this offering will be invested according to a cash management policy adopted by our board of directors, which includes short-term, investment-grade securities.

We will receive no proceeds from sales by the selling shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information.  We hereby incorporate by reference the following:

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 21, 2013 (File 001-14552);

•	Description of our ordinary shares set forth in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 21, 2013 (File No. 001-14552);

•	Current report on Form 6-K filed on February 28, 2013;

•	Current report on Form 6-K filed on May 29, 2013;

•	Current report on Form 6-K filed on August 1, 2013;

•	Current report on Form 6-K filed on August 8, 2013;

•	Current report on Form 6-K filed on September 3, 2013; and

•	Current report on Form 6-K filed on October 30, 2013.

All Annual Reports on Form 20-F and all Current Reports on Form 6-K, which are identified by us as being incorporated herein by reference, filed subsequent to the date of the registration statement on Form F-3, of which this prospectus forms a part, including documents filed prior to the effectiveness of such registration statement, but before the termination of the offering by this prospectus, shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference herein but has not been previously delivered upon written or oral request to:

Izhak Nakar
Active Executive Chairman
Top Image Systems Ltd.
2 Ben Gurion St.
Ramat Gan, 52573
Israel
Tel: 972-3-767-9100

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.  However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm.  We also file with the SEC Current Reports on Form 6-K.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

Our website address is http://www.topimagesystems.com.  Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

TOP IMAGE SYSTEMS LTD.

ORDINARY SHARES

___________________________

PROSPECTUS SUPPLEMENT
 ___________________________

Sole Book-Running Manager

Canaccord Genuity
Co-Managers Roth Capital Partners
The Benchmark Company

January   , 2014

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.